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                                  EXHIBIT 99.2

                          SECURITIES PURCHASE AGREEMENT

                                     between

                        BPI PACKAGING TECHNOLOGIES, INC.,

                                       and

                                   DGJ, L.L.C.

                          Dated as of January 27, 1999


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                                List of Schedules

4.4          Governmental Approvals

4.5(b)       Stock Rights, Options, Warrants, Etc.

4.5(c)       Reservation of Shares

4.6          Subsidiaries

4.7(a) (i)   Financial Statements

4.7(a) (ii)  Pro Forma Balance Sheet

4.7(a) (iii) Projections

4.8          Material Adverse Change

4.10         Certain Developments

4.11         Intellectual Property Rights

4.13         Assets Used in Business and Not Owned By Company

4.14         Litigation and Other Proceedings

4.15         Tax Returns and Reports

4.16         Defaults

4.20         Broker's Fees

4.21         Environmental Matters

4.25         Accounts Receivable

4.26         Contracts and Commitments

4.29         Insurance

4.30         Related Agreements

7.10(h)      Indebtedness Under Agreements

7.26         Conflicts of Interest

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                                    Exhibits

A.    Form of Note

B.    Form of Common Stock Purchase Warrant

C.    Form of Legal Opinion of Counsel to the Company

D.    Form of Equipment Lease

E.    Form of Security Agreement

F.    Form of Patent and Trademark Security Agreement

G.    Description of the Real Estate

H.    Certificate of Designation for Series C Preferred Stock


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                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the 27th day of January, 1999, by and between BPI Packaging Technologies, Inc., a Delaware corporation with its principal place of business located at 455 Somerset Avenue, North Dighton, Massachusetts 02764 (the "Company"), and DGJ, L.L.C., a Delaware limited liability company, with its principal office located at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035 (the "Investor").

1.    DEFINITIONS.

      For all purposes of this Agreement the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

      Affiliate. Affiliate means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or any other specified Person) and shall include (a) any Person who is an executive officer, director or beneficial holder of at least 5% of the outstanding capital stock of the Company (or such other specified Person), (b) any Person of which the Company (or such other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or such other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the outstanding equity securities or constitute at least a 5% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person; provided, however, that an Investor shall not be an Affiliate of the Company or any of its Subsidiaries for the purposes of this Agreement.

      Agreement. Agreement means this Securities Purchase Agreement.

      Articles. Articles shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement, or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

      Assets. Assets means all of the assets and properties of the Company, whether real, personal, tangible or intangible and whether presently existing or hereafter acquired.

      Cash Flow. Cash Flow means for any period, net income for such period, less any nonrecurring or extraordinary items of gain, plus the aggregate amounts deducted in determining such net income in respect of the deferred portion of the provision for income taxes and depreciation, amortization and similar non-cash charges.

      Closing. See Section 2.3.

      Closing Date. See Section 2.3.

      Code. Code means the Internal Revenue Code of 1986, as amended.

      Commission. See Section 12.1.

      Common Stock. Common Stock means the Company's voting common stock, par value $.01 per share.

      Company. Company means BPI Packaging Technologies, Inc., a Delaware corporation.

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      Consolidated or consolidated. Consolidated or consolidated means, with reference to any term defined herein, that term as applied to the accounts of the Company and all of its Subsidiaries.

      Current Assets. Current Assets of a Person means all assets of such Person that would be classified as the current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper.

      Current Liabilities. Current Liabilities means (i) all Indebtedness of a Person that by its terms is payable on demand or matures within one year from the date of determination (excluding any Funded Indebtedness that is included within clause (ii) of this definition), (ii) all amounts required to be paid or prepaid by such Person with respect to any Funded Indebtedness within one year after such date of determination, and (iii) all other items (including, without limitation, taxes accrued as estimated) that would be included as current liabilities of such Person.

      Debt Service. Debt Service means with respect to any calendar quarter the total of all payments for borrowed money due in such calendar quarter plus all payments for equipment rental due in such calendar quarter.

      Default. Default means an event or condition that with the passage of time or giving of notice, or both, would become an (i) Event of Default under this Agreement, the Warrant, or any of the other Financing Agreements or (ii) event of default under any of the Related Agreements as defined therein.

      Demand Registration. See Section 12.2(a).

      Distribution. Distribution means (a) the declaration or payment by the Company, any of its Subsidiaries, or any specified Person of any dividend, either in cash or in property, on or in respect of any shares of any class of capital stock of the Company, any Subsidiary of the Company that is not directly or indirectly wholly owned by the Company, or any other specified Person, other than dividends that, subject to restrictions contained in this Agreement on issuances of capital stock of the Company, are payable solely in shares of the capital stock of the payor; (b) the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company, any Subsidiary of the Company that is not wholly owned directly or indirectly by the Company, or other specified Person, directly or indirectly or otherwise; or (c) any other distribution on or in respect of any shares of any class of capital stock of the Company, any Subsidiary of the Company that is not wholly owned directly or indirectly by the Company, or other specified Person.

      EBITDA. EBITDA means, for any Person for the period of determination, such Person's net earnings for such period plus amounts deducted in the computation thereof for: (i) interest expense, (ii) Federal, state and local income taxes,
(iii) depreciation, and (iv) amortization of intangibles.

      Equity. Equity means, with respect to a Person that is a corporation, the sum of such Person's stated capital, additional paid in capital, and retained earnings and, if such corporation is an obligor on a Note, the outstanding principal balance of such Note.

      Equipment Lease Agreement. Equipment Lease Agreement means the agreement in substantially the form of Exhibit D hereto pursuant to which the Company will lease certain equipment from the Investor.
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      ERISA. ERISA means the Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

      Events of Default. See Section 10.1.

      Exchange Act. Exchange Act means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time.

      Factoring Agreement. Factoring Agreement means the Factoring Agreement between the Company and the Lender.

      Family Members. Family Members means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of such individual, and each trust (including revocable trusts) created for the benefit of one or more of such Persons and each custodian of property of one or more such Persons.

      Financial Statements. See Section 4.7(a).

      Financing Agreements. Financing Agreements shall include this Agreement, the Note, the Warrant, the Security Documents, the Loan Agreement, the Factoring Agreement, the Equipment Lease Agreement, and any and every other present or future agreement from time to time entered into between the Company and Investor or any other holder of the Securities that relates to this Agreement or is stated to be a Financing Agreement, as from time to time amended or modified, and all statements, reports or certificates delivered by or on behalf of the Company to the Investor or any other holder of the Securities in connection herewith or therewith.

      Fiscal Year. Fiscal Year means the Company's accounting year ending on December 31 of each calendar year.

      Franklin Indebtedness. Franklin Indebtedness means the Indebtedness of the Company to the Lender under the Loan Agreement and any indebtedness under the Factoring Agreement.

      Funded Indebtedness. Funded Indebtedness means all Indebtedness of a Person that matures more than one year from the date of determination or matures within one year of such date but is renewable or extendable, at the option of such Person, to a date more than one year from such date or that arises under a revolving credit or other similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date of determination, including, without limitation, all amounts of Funded Indebtedness required to be paid or prepaid within one year from the date of determination.

      Generally Accepted Accounting Principles, generally accepted accounting principles or GAAP. Generally Accepted Accounting Principles, generally accepted accounting principles or GAAP means accounting principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors that, unless specified herein to the contrary, are in effect from time to time, (b) applied with respect to any Person on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

      Holder. See Section 12.1.
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      Indebtedness. Indebtedness means all obligations, contingent or otherwise, that should be classified on the obligor's balance sheet as liabilities, including without limitation all contingent liabilities, lease obligations that are required to be capitalized, and all guarantees, endorsements, and contingent obligations in respect of Indebtedness of others.

      Indemnified Party. See Section 12.8(c).

      Indemnifying Party. See Section 12.8(c).

      Investments. Investments shall include (a) any share of capital stock, evidence of Indebtedness, or other security issued by any other Person, (b) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person, (c) any purchase of the securities or business or integral part of the business of any other Person, or commitment to make such purchase, and (d) any other investment of any kind in any other Person; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, and all letters of credit or other instruments securing the same, (ii) to the extent permitted hereunder, advances to employees for reasonable travel expenses, drawing accounts and similar expenditures, (iii) capital stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or as security for any such Indebtedness or claim, or (iv) any investment of the kind described in clauses (a) through (c) of this definition in any wholly owned Subsidiary of the Person making such investment.

      Investor. Investor means DGJ, L.L.C. and its successors and assigns.

      Leases. Leases means all leases of real and personal property entered into or assumed by the Company.

      Lender. Lender means Franklin Capital Corporation and its successors and assigns.

      Lien. Lien means (a) any encumbrance, mortgage, pledge, lien, charge, or other claim or security interest of any kind upon any property or assets of any kind of a Person, or upon the income or profits therefrom, (b) any acquisition of or agreement to have an option or other right to acquire any property or assets upon conditional sale or other title retention agreement, device, or arrangement (including any capitalized lease), or (c) any sale, assignment, pledge, or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse, or any agreement or option with respect to any of the foregoing.

      Loan Agreement. Loan Agreement means the Revolving Credit Agreement and the exhibits thereto and all instruments, documents and agreements executed or delivered in connection therewith between the Company (and its Affiliates) and the Senior Lender, including, without limitation, all promissory notes, guarantees, security agreements, pledge agreements, assignments, deeds of trust, mortgages, letters of credit, and other instruments and agreements executed pursuant thereto or in connection therewith, including all amendments, supplements, extensions, renewals, restatements, replacements, or refinancings thereof, or other modifications (in whole or in part, without limitations as to amount, terms, conditions, covenants, or other provisions) thereof from time to time.

      Majority Holders. Majority Holders means, unless otherwise specifically provided in this Agreement, the holder or holders at the relevant time (excluding the Company and its Subsidiaries) of, initially, (a) in the case of the Note (or in the case of any subdivision or partial assignment of any Note), more than 50% in outstanding principal amount of the outstanding Note and the

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outstanding resulting Notes for as long as any Note or resulting Notes are outstanding, and (b) after payment in full of the principal of and interest on the Note, in the case of the Warrant and Warrant Stock, more than 50% of the sum of the number of shares of Warrant Stock then issuable upon exercise of the outstanding Warrant plus the number of then issued and outstanding shares of Warrant Stock.

      Maximum Rate. See Section 3.6(b).

      Note. Note means the Company's $3,200,000 6% senior subordinated note issued to the Investor pursuant to Section 2.1(a) hereof in substantially the form of Exhibit A hereto and any other Notes transferred to any other holders pursuant to Section 14 hereof. The terms Note and Notes will be used interchangeably throughout this Agreement.

      Patent and Trademark Security Agreement. Patent and Trademark Security Agreement means the agreement in substantially the form of Exhibit F hereto.

      Permitted Indebtedness. See Section 7.10.

      Permitted Liens. See Section 7.11.

      Person. Person means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

      Piggyback Registration. See Section 12.3(a).

      Pro Forma Balance Sheet. See Section 4.7(a).

      Projections. See Section 4.7(a).

      Pro Rata Portion. Following the Closing an Investor's Pro Rata Portion shall be the percentage determined by dividing the aggregate outstanding principal amount of the Note held by such Investor by the aggregate outstanding principal balance of all Notes.

      Purchase Price. See Section 2.2.

      Real Estate. Real Estate means the real property owned by the Company and all improvements and fixtures thereon and the all real property leased by the Company and all leasehold improvements thereon owned or leased by the Company, as more fully described in Exhibit G hereto.

      Registered. See Section 12.1.

      Registrable Securities. See Section 12.1.

      Registration. See Section 12.1.

      Registration Expenses. See Section 12.7(a).

      Related Agreements. See Section 4.30.
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      Restricted Payment. Restricted Payment means any payment either in cash or in property to any Affiliate of the Company in respect of any Indebtedness owed by or other obligation of the Company to such Affiliate, other than any payments specifically excluded from Restricted Payments by other Sections of this Agreement.

      Restricted Securities. See Section 14.1.

      Rights. See Section 4.11.

      Securities. Securities means the Note, the Series C Preferred Stock and the Warrant.

      Securities Act. Securities Act means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      Securities Laws.  See Section 7.22.

      Security Agreement. Security Agreement means the Security Agreement dated as of the Closing Date between the Company and the Investor in substantially the form of Exhibit E hereto.

      Security Documents. Security Documents means the Security Agreement and the Patent and Trademark Security Agreement.

      Series C Preferred Stock. Series C Preferred Stock means 1,629,930 shares of Series C Preferred Stock of the Company described in Exhibit H hereto to be issued to the Investor pursuant to Section 2.2 hereof.

      Stockholders Meeting.  See Section 2.5.

      Subsidiary or Subsidiaries. Subsidiary means any Person of which the Company or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares or forms of beneficial interest) entitled to vote generally.

      Tangible Net Worth. Tangible Net Worth means, with respect to any Person and any period, all amounts which would be included under stockholders' equity on a balance sheet of such Person, during such period, minus the amount of any intangible items such as, but not limited to, goodwill (including amounts, however characterized, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discounts, organizational expenses, marketing expenses and deferred research and development costs.

      Transfer Notice. See Section 14.2.

      Underwriters' Maximum Number. See Section 12.1.

      Unfunded Vested Accrued Benefits. Unfunded Vested Accrued Benefits means with respect to any employee benefit plan of a Person at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such employee benefit plan exceeds the fair market value of all employee benefit plan assets allocable to such benefits, all determined as of the then most recent valuation date for such employee benefit plan, using the actuarial assumptions in effect under such employee benefit plan.

      Warrant. Warrant means the Common Stock Purchase Warrant of the Company issued to the Investor pursuant to Section 2.1(b) hereof in substantially the form of Exhibit B.

      Warrant Stock. Warrant Stock means Common Stock issued or issuable upon exercise of any Warrant including Common Stock issued in respect of outstanding Warrant Stock upon any recapitalization, stock dividend, stock split, reclassification or similar event.

2.    SALE AND PURCHASE OF SECURITIES; SECURITY.

      2.1 Sale and Purchase of Securities. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, the securities listed below:

            (a) A Note in the aggregate principal amount of $3,200,000;

            (b) The Common Stock Purchase Warrant, substantially in the form of Exhibit B hereto, for the purchase of an aggregate of eighty million (80,000,000) shares, with such amount subject to adjustment as provided in the Warrant; and

            (c) 1,629,930 shares of Series C Preferred Stock.

      2.2 Purchase Price. The aggregate purchase price for the Securities is $3,200,200 (the "Purchase Price"). The parties hereto agree that the aggregate purchase price for the Note to be purchased by the Investor is $3,200,000; the purchase price and the fair market value of the Warrant on the Closing Date is $100 and will be treated and reported as such by both parties for federal, state, and local tax purposes; and the purchase price and the fair market value of the 1,629,930 shares of Series C Preferred Stock to be purchased by the Investor is $100 and will be treated and reported as such by both parties for federal, state and local tax purposes. The Investor may retain up to $1,000,000 for up to thirty (30) days for payments to be made directly to unsecured creditors of the Company, as contemplated by Section 2.4 hereof.

      2.3 Closing. The closing of the purchase and sale of the Securities (the "Closing") will take place at the offices of Holleb & Coff, 55 East Monroe Street, Chicago, Illinois 60603 on January 27, 1999 or such other place and date as the parties hereto may agree upon (the "Closing Date"). The Note, Series C Preferred Stock and the Warrant will be issued to the Investor or any nominee specified by an Investor on or before the Closing Date and registered in the Investor's name or the names of such specified nominees in the Company's records.

      2.4 Use of Proceeds. The Company agrees that it will use the proceeds from the sale of the Securities hereunder solely to (i) provide working capital for use by the Company in the ordinary course of its business, (ii) to pay down certain accounts payable, including outstanding judgments of trade creditors, and (iii) pay expenses of the Company in connection with the transactions contemplated by this Agreement and the Related Agreements. Payments of proceeds to unsecured creditors shall be made by the Investor directly to any such unsecured creditors, and shall not be paid by the Company directly to such unsecured creditors unless otherwise agreed by the Investor.

      2.5 Reservation. At or before the Closing, the Company shall take all actions necessary to reserve for future issuance upon exercise of the Warrant all remaining authorized but unissued shares of Common Stock. As promptly as practicable after the Closing Date, the Company shall take such action as may be necessary and proper to call a meeting of its stockholders (the

"Stockholders Meeting") to approve an amendment to the Company's Certificate of Incorporation increasing the Company's authorized Common Stock to one hundred fifty million (150,000,000) shares. Promptly after such approval, the Company will take all actions necessary to reserve for future issuance all shares of Common Stock issuable upon exercise of the Warrant.

3.    PRINCIPAL AND INTEREST PAYMENTS ON NOTE.

      3.1 Principal Repayment. Unless the principal amount of the Note shall earlier be prepaid or becomes payable pursuant to the terms thereof or of any other Financing Agreement, the entire principal balance of the Note shall become due and payable in full on the earliest of (a) February 1, 2004, (b) an Event of Default, (c) the sale of 50% or more of the Company's assets, (d) the merger or consolidation of the Company with another Person or Persons, (e) the purchase of 50% or more of the shares of the Common Stock by a Person who was not a stockholder immediately after the Closing, or (f) a primary public offering of the Company's securities in excess of Ten Million Dollars ($10,000,000).

      3.2 Optional Prepayments. The Company may prepay from time to time after the Closing Date without penalty all or any portion (in any multiple of $250,000) of the principal amount of the Note provided that the Company gives the holders from time to time of such Note not less than two (2) business days' prior written notice of the date and amount of such optional prepayment. The principal amount of the Note designated for prepayment in any notice of optional prepayment given pursuant to this Section 3.2 shall become due and payable on the date fixed for prepayment in such notice, together with all accrued and unpaid interest thereon, and any applicable prepayment premium.

      3.3 Application of Payments or Prepayments. Each repayment or prepayment of less than the entire unpaid amount of all outstanding Notes shall be applied pro rata to all outstanding Notes according to the respective unpaid principal amounts thereof.

      3.4 Presentation or Surrender of Note. The Company may, as a condition to making any prepayment of a Note, require the holder thereof to present such Note at the place specified in the Note for payment of the principal thereof, for notation thereon of the amount and date of such prepayment, or, if such Note is prepaid in full, to surrender the same to the Company.

      3.5 No Reborrowing. No payments or prepayments of principal on the Note may be reborrowed under the Note.

      3.6 Interest Payments.

            (a) The unpaid principal amount of the Note outstanding from time to time shall bear interest at a rate equal to 6% per annum (payable monthly in arrears on the first business day of each month, commencing on March 1, 1999, and at the maturity of the Note), provided, however, that from the occurrence of an Event of Default and during the continuation thereof the unpaid principal amount of the Note, and, to the extent permitted by applicable law, overdue interest on the Note, shall bear interest at a rate equal to 15% per annum, compounded monthly and payable on demand. Interest shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

            (b) It is not intended by the holders of the Note, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable federal, state, or other law (the "Maximum Rate") and, to prevent such an occurrence, any agreement that may now or hereafter be in effect between the Company and the holders of the Note regarding the payment of fees or interest to such holders are hereby limited by the provisions of this Section 3.6(b). If, in any month, the effective interest rate applicable to the principal outstanding under the Note, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, then the effective interest rate for that month shall be the Maximum Rate, and, if in the future months, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such month shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest that would have been paid if the same had not been limited by the Maximum Rate. If, upon payment in full of the principal outstanding under the Note, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued had the interest not been limited hereby to the Maximum Rate, then the Company shall, to the extent permitted by such applicable federal, state, or other law, pay to the holders of the Note an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect with respect to the Note and
(B) the amount of interest that would have accrued had the effective interest rate applicable with respect to the Note at all times not been limited hereunder by the Maximum Rate over (ii) the amount of interest actually paid or accrued under this Agreement. If the holders of the Note receive, collect, or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of principal outstanding under the Note (without regard to any minimum prepayment amount) and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Company.

4.    REPRESENTATIONS AND WARRANTIES.

      To induce the Investor to enter into this Agreement and the Financing Agreements and to purchase the Securities, Company hereby represents and warrants to the Investor that:

      4.1 Organization and Good Standing. The Company is duly organized and existing in good standing in the State of Delaware, is qualified as a foreign corporation to do business in the State of Massachusetts, and has made application to qualify to do business as a foreign corporation in all other jurisdictions in which the nature of its business or assets or other properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the Company. The Company has the corporate power to own its assets or other properties and to carry on its business as now conducted and as proposed to be conducted.

      4.2 Authorization. The execution, delivery, and performance by the Company of this Agreement, the other Financing Agreements, the Warrant, and each of the Related Agreements to which the Company is a party or by which it is bound or subject, and the issuance and sale by the Company of the Securities and at least 30,937,500 shares of the Warrant Stock hereunder (all shares of Warrant Stock upon approval of the proposed amendment to the Company's Certificate of Incorporation at the Stockholders Meeting), (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision or the creation of any Lien upon any of the property of the Company pursuant to the Articles or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement, indenture, or instrument to which the Company is a party or by which it is bound, the non-compliance with which would materially adversely affect the business, properties, operations, financial condition, or prospects of the Company.

      4.3 Enforceability. The execution and delivery by the Company of this Agreement, the other Financing Agreements, the Warrant, and each of the Related Agreements to which the Company is a party and the issuance and sale of the Securities and Warrant Stock hereunder, will result in legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except to the extent (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, (c) the enforceability of the indemnities contained in Section 12 of this Agreement may be limited under federal and state securities laws and (d) that issuance of not more than 49,062,500 shares of Warrant Stock will require prior stockholders approval of an amendment to the Company's Certificate of Incorporation increasing the Company's authorized shares by that amount.

      4.4 Approvals, No Violations. Except as set forth in Schedule 4.4 hereto, the execution, delivery, and performance by the Company of this Agreement, the other Financing Agreements, the Warrant, and each of the Related Agreements to which the Company is a party, and the issuance and sale of the Securities and Warrant Stock hereunder and under the Warrant, do not require the approval or consent of, or any filing with, any governmental authority or agency, or any other Person, including, without limitation, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      4.5 Capitalization.

            (a) Capital Stock. The authorized capital stock of the Company consists solely of 60,000,000 shares of the Company's voting Common Stock, par value $.01 per share, of which 21,495,621 shares are issued and outstanding, and 2,000,000 shares of preferred stock, of which 223,375 shares of Series A Preferred Stock are issued and outstanding and 146,695 shares of Series B Preferred Stock are issued and outstanding. On the Closing Date, the Company will have 21,163,496 outstanding shares of Common Stock, and 60,000,000 shares of Common Stock reserved for issuance, 223,375 outstanding shares of Series A Preferred Stock, 146,695 outstanding shares of Series B Preferred Stock and 1,629,930 outstanding shares of Series C Preferred Stock. All such outstanding shares of the Company's capital stock will be duly authorized, fully paid, and non-assessable.

            (b) Options. Other than as created pursuant to this Agreement, or as disclosed on Schedule 4.5(b) hereto, the Company does not have outstanding any agreements, rights (either preemptive or other), subscriptions, options, warrants, calls, commitments, agreements, conversion or other rights of any character, contingent or otherwise, to purchase or otherwise acquire from the Company at any time, or upon the happening of any stated event, any shares of capital stock of the Company or any securities convertible into or exchangeable for its capital stock.

      (c) Reservation of Shares. Except as described in Schedule 4.5(c), sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrant, any other agreements, rights, or options disclosed on
Schedule 4.5(b), and the issuance of either the Warrant or the shares of Warrant Stock will not require any further corporate action by the stockholders or directors of the Company, will not be subject to preemptive rights in any present or future stockholders of the Company, and will not conflict with any provision of any law, regulation, order, judgment, writ, injunction, license, permit, agreement, indenture, or instrument to which the Company is a party or by which it is bound, and the Common Stock that will be issued upon exercise of any Warrant in accordance with its terms will be duly authorized, issued, fully paid, and non-assessable.

      4.6 Subsidiaries. Except as set forth on Schedule 4.6, the Company does not have any Subsidiaries.

      4.7 Reports and Financial Statements.

            (a) The Company has previously furnished the Investor with complete and correct copies of the following:

                  (i) the balance sheets of the Company as of December 31, 1997, February 28, 1997 and February 23, 1996, and the related statements of income, retained earnings, and cash flow for the years then ended, certified by the Company's independent certified public accountant; the Company's unaudited balance sheet and related statements of income, retained earnings, and cash flow for the interim periods ended September 30, 1998, and August 29, 1997; and the Company's unaudited balance sheet and statement of income for the month ended November 27, 1998, each attached hereto as Schedule 4.7(a)(i) (collectively the "Financial Statements");

                  (ii) the pro forma consolidated balance sheet of the Company at the Closing Date, taking into account all transactions contemplated by this Agreement and the Related Agreements, such balance sheet being attached hereto as Schedule 4.7(a)(ii) (the "Pro Forma Balance Sheet"); and

                  (iii) the projections of the Company's future performance dated as of the Closing Date and attached hereto as Schedule 4.7(a)(iii) (the "Projections").

            (b) Except as specifically noted therein or in Section 7.1, each of the Financial Statements delivered under Section 4.7(a)(i) hereof was prepared in accordance with generally accepted accounting principles consistently applied (except that the unaudited financial statements do not contain footnotes, and are subject to normal and customary year end adjustments consistent with past practice); each of the balance sheets included in such Financial Statements fairly presents in all material respects the financial condition of the Company as of the close of business on the date thereof, and each of the statements of income and retained earnings and changes in financial position included in such Financial Statements fairly presents in all material respects the results of operations of the Company for the Fiscal Years and periods then ended.

            (c) The Pro Forma Balance Sheet and the Projections have been prepared by management of the Company on a reasonable basis consistent with the historical financial statements of the Company except for the pro forma adjustments specified therein, and the Company is not aware of any fact that casts doubt on the reasonableness or completeness thereof, or the accuracy of the historical or actual amounts or the calculations included therein. The Company does not and will not, upon completion of the transactions contemplated by this Agreement, have any material liabilities, contingent or otherwise, that are not referred to in the Pro Forma Balance Sheet, the December 31, 1997 balance sheet included in the Financial Statements or in the notes to the December 31, 1997 Financial Statements. The Company will attain cash from operations for the fourth quarter of fiscal year 1998 in an amount at least equal to the amount set forth in the Projections.

            (d) The Projections constitute a reasonable basis for the assessment of the future performance of the Company during the periods indicated therein, and all material assumptions used in the preparation thereof are set forth in the notes thereto.

      4.8 Material Adverse Change. Except as described in Schedule 4.8, there has been no material adverse change in the business, properties, prospects, or financial or legal condition of the Company since September 30, 1998. Prior to and at the Closing Date, the Company will not have conducted any business or incurred any liabilities other than those arising in the ordinary course of the Company's business and in connection with the transactions contemplated by this Agreement or the Related Agreements.

      4.9 Indebtedness and Liens. The Company does not and after giving effect to the transactions to be consummated at the Closing will not have any Indebtedness or Liens upon any of its properties other than Permitted Indebtedness and Permitted Liens.

      4.10 Absence of Certain Developments. Except as provided in this Agreement or as disclosed on Schedule 4.10 , since September 30, 1998, the Company has not
(i) issued any bonds, debentures, notes, shares of capital stock, or other corporate securities; (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) other than in the ordinary course of business; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than in the ordinary course of business; (iv) purchased or redeemed any shares of its capital stock;
(v) mortgaged, pledged, or subjected to lien, charge, or any other encumbrance, any of its assets, tangible or intangible, except liens of current taxes not yet due and payable; (vi) sold, assigned, or transferred any of its tangible assets except inventory in the ordinary course of business, or canceled any debts or claims; (vii) sold, assigned, or transferred any patents, licenses, permits, trademarks, trade names, copyrights, trade secrets, or other intangible assets;
(viii) suffered any extraordinary loss or waived any right to any amount in excess of $10,000, whether or not in the ordinary course of business and consistent with past practice; (ix) entered into any transaction other than in the ordinary course of business; (x) made any individual or series of related capital expenditures in excess of $50,000; or (xi) made any charitable contributions or pledges. Except as disclosed in Schedule 4.10, since September 30, 1998, the Company has not made any Distribution to any Person.

      4.11 Intellectual Property Rights. Except as set forth in Schedule 4.11, the Company has and holds title to, or has valid and enforceable licenses of or other rights to use all franchises, patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trademark applications, trade names, trade name rights, copyrights, service marks, licenses, permits, authorizations, proprietary software, and other intellectual property rights (collectively, the "Rights"), as are necessary for the conduct of its business as currently conducted or currently proposed to be conducted, except to the extent that the failure to have any of the Rights would not have a material adverse effect on the business, assets, or financial condition of the Company. All of the Rights are in full force and effect, and the Company is in substantial compliance with the Rights without any known conflict with the valid rights of others that could affect or impair in a material manner the business, assets, or financial condition of the Company.

      4.12 Solvency. After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the Related Agreements, the Company (i) is not insolvent, (ii) has assets having a fair saleable value in excess of the amount required to pay its liabilities on its existing debts as they become absolute and matured, and (iii) is not left with unreasonably small capital with which to engage in its anticipated business for the next twelve
(12) months based on current estimates by management. On a consolidated basis the Company has not, and after giving effect to this Agreement, the other Financing Agreements, and the Related Agreements (including without limitation the Loan Agreement) will not have, incurred Indebtedness and other obligations of any kind whatsoever beyond its anticipated ability to pay such Indebtedness and other obligations as they mature.

      4.13 Title to Assets. The Company owns all of the assets reflected on the Pro Forma Balance Sheet or on the December 31, 1997 balance sheet included in the Financial Statements (except property and assets sold or otherwise disposed of in the ordinary course of business before the Closing Date), which include any assets used or useful in the operation of the Company's business, other than leased real estate listed on Exhibit G and leased equipment listed on Schedule 4.13, and such other items as are listed on Schedule 4.13. Upon consummation of the transactions contemplated hereby, the Company will enjoy peaceful and undisturbed possession of leased properties with respect to which it is the lessee, all such leases will be valid and in full force and effect, and the Company will have performed all obligations required to be performed by them with respect to all such leases.

      4.14 Litigation. There is no litigation, at law or in equity, or any proceeding or investigation before or by any court, board, or other governmental or administrative agency or any arbitrator pending or, to the knowledge of the Company, threatened which, individually or in the aggregate, is reasonably likely to result in any final judgment or liability that, after giving effect to any applicable insurance, could result in any material adverse change in the business, assets, or financial or legal condition of the Company or that seeks to enjoin the consummation of, or that questions the validity of, any of the transactions contemplated by this Agreement, the Securities, the other Financing Agreements, or the Related Agreements, except for the matters set forth on
Schedule 4.14 hereto, all of which are fully covered by insurance except for customary deductibles and to the extent otherwise disclosed therein. No judgment, decree, or order of any court, board, or other governmental or administrative agency or arbitrator has been issued against or binds the Company that has or may have any material adverse effect on the business, assets, or financial or legal condition of the Company. During the past five years, the Company and its Affiliates (a) have had no personal injury-related claims, except those set forth on Schedule 4.14, each of which involves a claim for less than $100,000 and is fully covered by insurance, subject to applicable deductibles, and (b) have had no other product liability claims that involved payments (whether in settlement or otherwise) in the aggregate in excess of $25,000.

      4.15 Taxes. Except as set forth on Schedule 4.15, the Company has filed all tax returns and reports that are required to be filed with any foreign, federal, state, or local governmental authority or agency and has paid, or made adequate provision for the payment of, all assessments received and all taxes that have or may become due under applicable foreign, federal, state, or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed. The Company knows of no additional actual or proposed assessments against it since the date of such returns and reports in an aggregate amount above $150,000, and there will be no additional assessments for which adequate reserves appearing on the Pro Forma Balance Sheet have not been established. The Company has made adequate provision for all current taxes.

      4.16 Defaults. Other than as described in Schedule 4.16, the Company is not in default under or in violation of any provisions of its Articles or by-laws or any law, regulation, order, decree, judgment, writ, injunction, license, permit, or any franchise, contract, agreement, lease, indenture, understanding, or other instrument to which it is a party or by which it or its property is bound, that could affect adversely the business, assets, or financial condition of the Company.

      4.17 Burdensome Obligations. The Company is not a party to or bound by any agreement, contract, deed, lease, indenture, or other instrument that is so unusual or burdensome as in the foreseeable future to affect or impair materially and adversely the business, assets, or financial or legal condition of the Company, before and after giving effect to the transactions contemplated in this Agreement, the other Financing Agreements, and the Related Agreements.

      4.18 ERISA. Each employee benefit plan complies in all material respects with all applicable requirements of law and regulation. No employee benefit plan established, assumed, or maintained by the Company or to which the Company has made contributions, which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, had a contribution failure sufficient to give rise to a lien under Section 302(f) of ERISA, an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such plan heretofore ended. No liability to the Pension Benefit Guaranty Corporation (other than required insurance premiums, all of that have been paid) has been incurred by the Company with respect to any such plan and there has not been any reportable event within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, or any other event or condition, which presents a material risk of termination of any such plan by the Pension Benefit Guaranty Corporation and no steps have been instituted to terminate any plan. Neither the Company nor any other entity, which by reason of common control is treated together with the Company as a single employer within the meaning of Section 414 of the Code, (i) has withdrawn from any pension plan subject to Title IV of ERISA (or instituted steps to do so), (ii) failed to make contributions to an employee benefit plan when due, or (iii) has any contingent liability with respect to any post retirement benefit under a welfare plan (as defined in ERISA
Section 3(i) other than liability for continuation coverage described in Part 6 of Title I of ERISA. Neither any such plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any such plan, trust, trustee, or administrator or the Company to any tax or penalty on prohibited transactions imposed under said
Section 4975 of ERISA. No material liability has been incurred with respect to any multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA, as a result of the complete or partial withdrawal by the Company from such a multiemployer plan under Section 4201 or 4204 of ERISA; nor has the Company been notified by any such multiemployer plan that such multiemployer plan is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under Section 4041A of ERISA.

      4.19 Governmental Regulations. The Company is not and will not become a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated person" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

      4.20 Certain Fees. Except as set forth on Schedule 4.20, no broker's, finder's, or placement fee or commission is or will be payable with respect to the offer, issue, and sale of the Securities or the Warrant Stock, or the consummation of the transactions contemplated under this Agreement or the Related Agreements.

      4.21 Environmental Protection. Except as set forth on Schedule 4.21 hereto, the Company has obtained all material permits, licenses, and other authorizations and has filed all material reports and maintained all records which are required under federal, state, and local laws relating to pollution or protection of the environment, including laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws"). Except as set forth on Schedule 4.21 hereto, the Company is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth on Schedule 4.21 hereto, the Company is not aware of, nor has the Company received notice of, any alleged past, present or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance by the Company with Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any chemical, pollutant, contaminant, or hazardous or toxic material or waste either on or off the Real Estate or which may require a material expenditure in order to maintain compliance with Environmental Laws. There are no underground storage tanks on the Real Estate. The Company has given copies to the Investor of all environmental reports, audits, and other documents of which it is aware assessing compliance with Environmental Laws of the Company or the Real Estate.

      4.22 Representations and Warranties Under Related Agreements. All material representations and warranties made by the Company in any of the Related Agreements or in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to the Investor and made representations and warranties of the Company hereunder to the Investor as fully as if set forth herein. To the best of the Company's knowledge, all representations and warranties made in the Related Agreements by or on behalf of any party thereto other than the Company are true and correct in all material respects.

      4.23 Disclosure. No representation, warranty, or statement made in this Agreement, the other Financing Agreements, any Related Agreement, or any agreement, instrument, certificate, statement, or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

      4.24 Liens.

            (a) No financing statement that names the Company as a debtor has been filed in any jurisdiction in the United States pursuant to Article 9 of the Uniform Commercial Code of any State (and the Company has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction) other than those financing statements or security agreements with respect to liens, security interests, and other encumbrances permitted by Section 7.11 hereof, which will not be released prior to or concurrently with the Closing.

            (b) No mortgages, chattel mortgages, assignments, statements of assignment, security agreements, mortgages, or deeds of trust have been filed by any Person or Persons with respect to any part of the property or assets of the Company, except for mortgages and security agreements which are permitted by the provisions of Section 7.11 hereof, which will not be released prior to or concurrently with the Closing.

      4.25 Accounts Receivable. Except as listed in Schedule 4.25, all accounts receivable of the Company result from bona fide sales of merchandise or services delivered or provided by the Company, arose in the ordinary course of the Company's business, are not subject to any setoff or counterclaim, and do not represent any obligations of any employees, stockholders, officers, or directors of the Company nor their Family Members nor any Person, firm, or corporation in which they or any of them have a financial interest. None of the accounts receivable of the Company are payable by or on behalf of the United States Government or any agency, department, authority, commission, instrumentality, or other subdivision thereof.

      4.26 Contracts and Commitments. Except for contracts or commitments subject to cancellation without liability to the Company on not more than thirty
(30) days notice, and except as listed in Schedule 4.26 hereto, the Company is not obligated (for present or future obligations), under the terms of any written or oral contract, commitment, or understanding relating to the conduct of its business or the operation of its assets (other than this Agreement, the other Financing Agreements, and the Related Agreements), including, but not limited to, the following:

            (i) any contracts for the employment or compensation of any officer, director, employee, consultant, or agent relating to the present or future position of such Person;

            (ii) any contracts for the purchase of materials, furniture, fixtures, supplies, or inventories, or for the purchase or lease of equipment not in the ordinary course of business;

            (iii) any contracts for the future performance of services;

            (iv) any contracts respecting employee benefits, including bonus, pension, profit sharing, vacation, hospitalization, insurance, deferred compensation, retirement, stock option, stock bonus, or stock purchase plans;

            (v) any leases and subleases in which the Company is a party, assignee or sublessee;

            (vi) any contracts requiring the Company to indemnify, hold harmless, or insure any Person against any losses, damages, liabilities, or claims of any kind;

            (vii) any contracts relating to the borrowing of money to or from the Company, or relating to the guaranty by the Company of any obligation for the borrowing of money; and

            (viii) any contracts containing a covenant limiting the right of the Company to compete in any line of business or with any Person, firm, or corporation in any location or area.

All of the contracts or agreements to which the Company is a party or by which it is bound establish valid and legal rights and responsibilities that are binding upon and enforceable against the Company and to the Company's knowledge, the other parties thereto, or their successors or assigns, if any, and to the Company's knowledge, none of the other parties thereto are in default thereunder.

      4.27 Compliance With Law. The Company is in compliance in all material respects with and has not received any notices of non-compliance with respect to, any and all federal, state, and local statutes, ordinances, rules, or regulations, including without limitation those relating to zoning, occupational safety and health, equal employment opportunities, and labor relations in the jurisdictions in which it does business, except such as have not and are not reasonably likely to have a material adverse effect on the Company, its assets, operations or business. The Company is not in default or material violation of, any rule, regulation, statute, or ordinance applicable to it or any of its operations, properties, or assets, or with respect to any license, permit, privilege, right, certificate, order, or authority from any governmental or quasi-governmental agency that is necessary to lawfully conduct and continue to conduct its businesses as presently conducted, except such as have not and are not reasonably likely to have a material adverse effect on the Company, its assets, operations or business.

      4.28 Securities Filings. The Company has filed all required forms, reports and documents (including all prospectuses and all registration statements) with the Commission required to be filed by it pursuant to the federal securities laws and the Commission's rules and regulations promulgated thereunder, all of which have complied in all material respects with all applicable requirements, including those of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of such SEC filings, including the financial statements included therein, at the time filed, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.29 Insurance. Schedule 4.29 hereto sets forth all insurance policies held by the Company, and with respect to each policy, sets forth the name of the insurer, the kind of insurance, the period of the policy, the amount of coverage provided, a statement of the deductible, if any, and the premium. All of such policies are in full force and effect, the premiums therefor, to the extent due and payable, have been paid in full, and the Company is not in default under any of such policies. These insurance policies, in the opinion of the Company, provide adequate enforceable coverage for all normal and customary liability and casualty risks of the Company in light of the experience of the Company and the practice and usages of the industry in which the Company is engaged.

      4.30 Related Agreements. The Company has furnished the Investor with complete and correct copies of the agreements set forth on Schedule 4.30 and all appendices, schedules, and exhibits thereto including, without limitation, the Loan Agreement (collectively, all such agreements listed on Schedule 4.30 being the "Related Agreements"). This Agreement, the other Financing Agreements, the Warrant, the Security Documents, and the Related Agreements are the only agreements relating to the transactions contemplated hereby to which the Company is a party. The Company is not, and after giving effect to the transactions contemplated by this Agreement, will not be in default of any of its obligations under this Agreement, the other Financing Agreements, the Warrant, or any Related Agreement, and, to the best of the Company's knowledge, no other party to any Related Agreement is in default thereunder.

      4.31 Tax Status. The Company is taxed as a C-corporation under the Code.

      4.32 Labor Matters. The Company is not a party to any collective bargaining agreements. There is no unfair labor practice complaint pending or, to the best of the Company's knowledge, threatened against the Company before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under such collective bargaining agreements so pending or threatened. There is no strike, labor dispute, slowdown, or stoppage pending or, to the best of the Company's knowledge, threatened with respect to the Company, and to the best of the Company's knowledge, no union organizing activity is taking place with respect to the Company or its employees.

5. INVESTMENT REPRESENTATION. The Investor is an accredited investor as defined in Regulation D, Rule 501, promulgated by the Commission. The Investor hereby represents and warrants to the Company that it is acquiring the Securities for investment, and not with a view to selling or otherwise distributing the Securities, other than in a transaction that is exempt from the registration requirements of the Securities Act or in a transactions pursuant to Section 12 of this Agreement or in accordance with the terms of the Securities; provided, however, that the disposition of each Investor's property shall at all times be and remain in such Investor's control, subject to the provisions of Section 14 hereof. Notwithstanding the foregoing, nothing contained in this Section 5 shall preclude the Investor from selling one or more parts of or participation interests in the Securities, this Agreement, and the other Financing Agreements to other institutional investors or venture capital firms on such terms as the Investor and the purchasers of such participation interests may agree, provided that no such sale shall be conducted in a manner that would constitute a public distribution under the Securities Act, and that any such sale shall comply with the terms of the Agreement Among Warrant holders and the Company. Further notwithstanding the foregoing, each Investor may transfer its interest in this Agreement, the Securities, and the other Financing Agreements at any time to any of its Affiliates.

6.    CONDITIONS TO PURCHASE.

      The Investor's obligation to purchase the Securities pursuant to this Agreement is subject to compliance by the Company with its agreements contained herein, and to the satisfaction, on or before the Closing Date, of the following conditions:

      6.1 Articles, Bylaws, and Good Standing Certificates. The Investor shall have received (i) a copy, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date, of the Articles and the by-laws of the Company, (ii) a certificate, dated not more than ten (10) days prior to the Closing Date, of the Secretary of the State of Delaware certifying the Company's good standing in such state, and (iii) a certificate, dated not more than ten (10) days before the Closing Date, of the Secretary of the Commonwealth of Massachusetts certifying the Company's qualification to do business in such state as a foreign corporation.

      6.2 Proof of Corporate Action. The Investor shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery, and performance of this Agreement, the Note, the Warrant, the other Financing Agreements, and the other Related Agreements to which the Company is a party.

      6.3 Incumbency Certificate. The Investor shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Company, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement, the Note, the Warrant, the other Financing Agreements, and each of the Related Agreements to which the Company is or is to become a party, and to give notices and to take other action on behalf of the Company under each of such documents.

      6.4 Legal Opinions. The Investor shall have received from counsel to the Company, a favorable opinion, substantially in the form of Exhibit C hereto, covering such other matters with respect to the transactions contemplated by this Agreement, the other Financing Agreements, the Warrant, and the Related Agreements as the Investor may reasonably request.

      6.5 Representations and Warranties; Certificates. The representations and warranties contained or incorporated by reference herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date; no event or condition shall have occurred or would result from the issuance of any of the Securities that would be a Default or Event of Default; the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by them prior to the Closing; and the Investor shall have received on the Closing Date a certificate to the effect of each of the foregoing matters signed by Ivan J. Hughes, C. Jill Beresford and James F. Koehlinger, on behalf of the Company. Such certificate shall also confirm to the Investor that all representations and warranties made by the Company in the Loan Agreement and the other agreements, instruments, and documents evidencing the Franklin Indebtedness are true and correct as of the Closing Date.

      6.6 Legality; Governmental Authorization. The purchase of the Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject Investor to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders, and authorizations of, or registrations, declarations, and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated by this Agreement, the Note, the Warrant, the Series C Preferred Stock, the Financing Agreements, or any of the Related Agreements shall have been duly obtained or made and shall be in full force and effect.

      6.7 Securities. The Investor shall have received certificates or instruments evidencing the Note, the Series C Preferred Stock and the Warrant, executed by the Company, and upon such receipt and satisfaction of all of the other conditions set forth in this Section 6, the Investor shall deliver to the Company the sum of $3,200,200, constituting the Purchase Price for the Note, the Series C Preferred Stock and Warrant, which amount is to be reduced by the fees contemplated by Section 6.10 hereof.

      6.8 Financing Agreements. This Agreement, the other Financing Agreements, and all exhibits thereto that are agreements or instruments, and all other agreements, documents, and instruments required to be executed or delivered hereunder shall have been executed and delivered by each of the parties thereto. Each of the foregoing agreements, exhibits, documents, and instruments shall be in form and substance satisfactory to the Investor in its sole discretion.

      6.9 General. All instruments and legal, governmental, administrative, and corporate proceedings in connection with the transactions contemplated by this Agreement, the other Financing Agreements, the Related Agreements and the Securities shall be satisfactory in form and substance to the Investor in its sole discretion, and the Investor shall have received copies of all documents, agreements, and instruments, including without limitation records of corporate or other proceedings and opinions of counsel, that the Investor may have requested in connection therewith.

      6.10 Fees and Expenses. The Investor shall have received a document preparation fee of $250,000 and an equipment financing fee of $250,000, and shall have been reimbursed for all of its reasonable expenses as provided in
Section 15 hereof, including reimbursement of its counsel's reasonable fees and expenses incurred in connection with the transactions contemplated herein and the preparation of this Agreement and its exhibits and schedules.

      6.11 Related Agreements. Each of the Related Agreements, including without limitation the Loan Agreement, shall have been executed and delivered by each of the parties thereto in a form satisfactory to Investor in its sole discretion, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with Investor's prior written consent. All covenants, agreements, and conditions contained in the Related Agreements that are to be performed or complied with on or prior to the Closing Date shall have been performed or satisfied in all material respects at the sole discretion of the Investor. The Company shall have delivered to the Investor complete copies of all agreements and instruments (including all exhibits and schedules thereto) executed and delivered in connection with the closing under the Loan Agreement.

      6.12 Due Diligence. The Investor shall have completed its due diligence investigation of the Company and its plans, books, records, financial statements, assets, liabilities, contracts, commitments, and all other information about the Company and the results of such investigation shall have been satisfactory to the Investor in its sole discretion.

      6.13 Material Adverse Change. There shall have occurred no material adverse change in the business, properties, or financial condition of the Company since September 30, 1998.

      6.14 Approvals. The terms and conditions of this Agreement, the Securities, the other Financing Agreements, and the Related Agreements and of the transactions contemplated by each shall have been approved by the Investor's Board of Managers.

      6.15 Insurance. The Company shall have delivered to the Investor certificates of insurance and, if requested by the Investor, copies of insurance policies covering risks, including product liability, normally insured against by companies in businesses similar to the Company's business, which policies shall provide such coverage in such amounts and with such insurers as may be reasonably acceptable to the Investor.

      6.16 Use of Proceeds. The proceeds of the Senior Indebtedness, and the proceeds of the purchase of the Securities hereunder shall be used for working capital and repayment of debt, as specifically permitted in this Agreement, and the Investor shall be satisfied that after giving effect to such payment the Company shall have sufficient working capital to continue to conduct its business in the ordinary course without incurring additional Indebtedness or issuing additional equity securities.

      6.17 Employment or Consulting Agreements. Each of Hanspeter Schulz, James F. Koehlinger, Richard H. Nurse, C. Jill Beresford and Ivan J. Hughes and the Company shall have entered into employment or consulting agreements reasonably satisfactory to the Investor.

      6.18 Lender. The Lender shall have consented in writing, on terms and conditions satisfactory to the Investor in its sole discretion, to the Company's execution, delivery, and performance of this Agreement and the other Financing Agreements and Related Agreements.

      6.19 Amendments. The Company and the Board of Directors shall have taken such actions as may be necessary to amend the Company's by-laws to permit the consummation of the transactions contemplated by this Agreement, including, without limitation, amendments of the Company's by-laws to increase the number of directors to seven (7).

      6.20 Other Actions. The Company and its Board of Directors shall have taken all other actions that the Investor deems reasonably necessary to conclude the transactions contemplated by this Agreement and its Exhibits and the Related Agreements.

      6.21 Security Documents. The Security Documents, and the appropriate financing statements and other documents and instruments pertaining thereto and necessary to enable Investor to perfect its security interests thereunder, shall have been duly executed by the Company and filed or recorded, or delivered for recording, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such interests, and all other actions necessary for the perfection of such security interests shall have been duly taken. The Security Documents and this Agreement shall create first priority liens in favor of the Investor in all of the Assets.

      6.22 Intercreditor Agreement. The Investor shall have entered into an Intercreditor Agreement with the Lender upon such terms as are satisfactory to the Investor in its sole discretion.

      6.23 Closing Date Net Worth; Capital Expenditures. The Company shall have demonstrated to the satisfaction of the Investor before the Closing Date that the net worth of the Company, determined, after giving effect to the transactions contemplated by this Agreement, the Loan Agreement, the Financing Agreements and the other Related Agreements is not less than Four Million Five Hundred Thousand Dollars ($4,500,000). At or before the Closing, the Company shall present the Investor with a detailed capital expenditure budget for the fiscal year ending December 31, 1999, and such budget must be satisfactory to the Investor in its sole discretion.

      6.24 Broker's Fees. The Company shall have paid all fees incurred by the Company or the Investor in connection with this Agreement other than the $100,000 fee of Phil Dushey, which is to be paid by the Investor, or any of the Financing Agreements for broker's or finder's fees or commissions or similar items, including those amounts set forth on Schedule 4.20.

      6.25 Source and Uses. The Company shall have provided the Investor with a schedule illustrating the sources of funds from the transactions contemplated by this Agreement and from the Franklin Indebtedness and the uses of such funds.

      6.26 Board Representation. The Company shall have taken such actions as may be necessary and appropriate, so that the Board of Directors of the Company shall consist of Ivan J. Hughes, Hanspeter Schulz, David N. Laux, Gary R. Edidin and Allen S. Gerrard.

      6.27 Settlement with Unsecured Creditors. The Company shall have settled its debts to unsecured creditors in a fashion satisfactory to the Investor in its sole discretion.

7.    COVENANTS APPLICABLE TO THE COMPANY WHILE THE NOTE IS OUTSTANDING.

      The Company covenants that, as long as any of the Indebtedness of the Company with respect to the Note has not been paid in full, the Company will comply with the following provisions:

      7.1 Records and Accounts. The Company will keep true and accurate records and books of account in which full, true, and correct entries will be made and the Company shall maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence, and amortization of its properties, all contingencies, and all other reserves, in each case in accordance with Generally Accepted Accounting Principles, except that the Company's interim financial statements vary from GAAP in that they may not incorporate all of the required disclosures, either on the face of the statements or in footnotes thereto, that are required by GAAP, and do not include separate statements of changes in stockholders equity and cash flow.

      7.2 Corporate Existence; Maintenance of Properties; Business. The Company will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its corporate existence, rights, and franchises. The Company will, and will cause each of its Subsidiaries to, maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2 shall prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business and does not in the aggregate materially adversely affect the business of the Company and its Subsidiaries.

      7.3 Insurance; Life Insurance. The Company and its Subsidiaries will maintain with financially sound and reputable insurance companies, funds, or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries.

      7.4 Taxes. The Company will, and will cause each of its Subsidiaries, if any, to, pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments, and other governmental charges imposed upon the Company and its Subsidiaries and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of their properties; provided, however, that any such tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or its Subsidiaries, as the case may be, shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company and its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies, or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      7.5 Inspection of Properties and Books. The Company shall permit the Investor or any of the Investor's officers or representatives to visit and inspect any of the properties of the Company or its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances, and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Investor may reasonably request.

      7.6 Compliance with Laws, Contracts, Licenses, and Permits. The Company will, and will cause each of its Subsidiaries to, comply with (i) all applicable material laws and regulations wherever its business is conducted, (ii) the provisions of its Articles and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders, and judgments. If at any time, any authorization, consent, approval, permit, or license from any officer, agency, or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will immediately take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit, or license and furnish the Investor with evidence thereof.

      7.7 Plans. The Company (i) will not, and will not allow any of its Subsidiaries to, permit, or take any action that would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all employee benefit plans of the Company and its Subsidiaries to exceed $50,000; (ii) will furnish to the Investor a copy of any actuarial statement related to any pension plan required to be submitted under Section 103(d) of ERISA, no later than the date on which such statement is submitted to the Department of Labor or the Internal Revenue Service; (iii) will furnish to the Investor forthwith, a copy of (x) any notice of pension plan termination sent to the Pension Benefit Guaranty Corporation under Section 4041(a) of ERISA or (y) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA; (iv) will not, without the Investor's written consent request a waiver from the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code;
(v) make a complete or partial withdrawal (within the meaning or Section 4201 of ERISA) from any multiemployer plan.

      7.8 Further Assurances. The Company will cooperate with the Investor and execute such further instruments and documents as the Investor shall reasonably request to carry out to the

Investor's satisfaction the transactions contemplated by this Agreement and the other Financing Agreements. Without limiting the foregoing sentence, the Company shall make such amendments to its by-laws as the Investor may from time to time request to permit the implementation of the Investor's rights under this Agreement and any of the other Financing Agreements.

      7.9 Notices. The Company shall promptly give the Investor copies of all notices given pursuant to any Related Agreement that it receives from or gives to any other party to such Related Agreement.

      7.10 Restrictions on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume, guarantee, or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

            (a) Indebtedness to the Investor;

            (b) The Franklin Indebtedness;

            (c) Current Liabilities incurred in the ordinary course of business not incurred through the borrowing of money or the obtaining of credit, except for credit on an open account basis customarily extended in connection with purchases of goods and services in the ordinary course of business;

            (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials, and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.4 hereof;

            (e) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (f) Endorsements for collection, deposit, or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (g) Indebtedness incurred in connection with the acquisition, after the date hereof, of any real or personal property by the Company, provided that
(i) the principal amount of such Indebtedness shall not exceed in any case 90% of the cost, to the Company, of the real or personal property so acquired and
(ii) the aggregate annual principal payments on all such Indebtedness shall not exceed $15,000; or

            (h) Indebtedness under or in respect of agreements or instruments other than those listed in this Section 7.10 that are existing on the date of this Agreement listed and described on Schedule 7.10(h) hereto.

      7.11 Restriction on Liens. The Company will not, and will not permit any Subsidiary to, create, incur, or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction, or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge, or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse; provided, however, that the Company and any Subsidiary may create or incur or suffer to be created or incurred or to exist any of the following ("Permitted Liens"):

            (a) Liens to secure taxes, assessments and other government charges or claims for labor, material, or supplies in respect of obligations not overdue or not required to be made in accordance with Section 7.4 hereof;

            (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions, or other social security obligations;

            (c) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 7.10(e);

            (d) Liens of carriers, warehousemen, mechanics, and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or to the extent payment therefor is not required in accordance with Section 7.16(a) hereof;

            (e) Purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 7.10(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (f) Liens securing obligations to the Investor; and

            (g) Liens securing the Franklin Indebtedness.

      7.12 Distributions and Restricted Payments. The Company shall not make any Distributions or Restricted Payments except that it may make payments of principal and interest on the Note as provided in Section 3 hereof, and that the Company may make payments on dividends with respect to its Series A Preferred Stock and Series B Preferred Stock if such payments are required by the Certificates of Designation with respect thereto.

      7.13 Merger, Consolidation, or Sale of Assets. Without the consent of the Majority Holders, the Company will not, and will not permit any Subsidiary to, become a party to any merger or consolidation, or sell, lease, sublease, or otherwise transfer or dispose of any of all or any substantial part of its assets other than (i) sales of inventory and equipment in the ordinary course of business, (ii) the merger or consolidation of one or more of its wholly-owned Subsidiaries with and into the Company, or (iii) the merger or consolidation of two or more wholly-owned Subsidiaries with each other.

      7.14 Investments. The Company will not have outstanding or acquire or commit itself to acquire or hold any Investment except:

            (i) investments in direct obligation of the United States of America or any instrumentality or agency thereof, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve (12) months or less from the date of acquisition;

            (ii) commercial paper maturing within 270 days from the date of issue thereof and having, at the date of acquisition thereof and throughout the period it is held by the Company, the highest rating by Moody's Investors Services, Inc., Standard & Poors Corporation, or any other nationally recognized credit rating agency; and

            (iii) certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits aggregating at least one hundred million dollars ($100,000,000) and whose long term certificates of deposit are rated AA or better by Standard & Poor's Corporation, Moody's Investors Services, Inc., or any other nationally recognized credit rating agency.

      7.15 Amendment of Related Agreements. The Company shall not agree to any amendment or modification of, or grant any waiver or fail to enforce any of its rights pursuant to, any of the Related Agreements without obtaining the prior written consent of the Majority Holders.

      7.16  Satisfaction of Obligations to Others.

            (a) Liens. The Company will timely pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property, except such of said items as are being in good faith appropriately contested by it and as to which the Company has maintained adequate reserves on its books.

            (b) Other Obligations. In addition to those claims specified in subsection (a) of this Section 7.16, the Company will pay all other obligations and debts that it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such debts and obligations become due, except that with respect to trade payable the Company will not be in violation of this covenant if the Company is overdue in the payment of trade payable so long as none of such trade payable are more than 60 days overdue (except trade payables being contested in good faith). Without limiting the generality of the foregoing, the Company will comply with all provisions of all contracts to which it is or may become a party or otherwise bound.

      7.17 Capital Expenditures. The Company will not incur in any Fiscal Year expenditures for fixed or capital assets (including amounts payable for capitalized lease obligations other than those in existence as of the date of this Agreement) in excess of $50,000 in the aggregate without the prior written consent of the Majority Holders.

      7.18 Change of Corporate Name or Address. The Company shall notify the Investor at least 30 days before making any change in its corporate name or any other name under which it conducts its business or making or any change in the address of its chief executive offices.

      7.19 Restrictions on Guarantees. Neither the Company nor any of its Subsidiaries will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount or sell with recourse, agree (contingently or otherwise) to purchase, repurchase, or otherwise acquire or supply or advance funds (whether by way of loan, stock purchase, capital contribution, or otherwise) in respect of, or become, or be or remain liable with respect to, directly or indirectly, any indebtedness, obligation, liability, or dividend of any other Person.

      7.20 [Intentionally deleted]

      7.21 Additional Covenants Regarding Common Stock, Series C Preferred Stock and the Warrant.

            (a) The Company shall keep reserved the total number of shares of Warrant Stock issuable at any time (which number shall be increased or decreased in accordance with the terms set forth in the Warrant) upon exercise of the Warrant. The Company agrees to perform and observe all obligations with respect to the Warrant (all the terms of which are hereby incorporated herein by this reference).

            (b) Except as otherwise provided for herein, the Company shall not amend its Articles of Incorporation or by-laws without the prior written consent of the Majority Holders.

      7.22 Securities Laws Requirements. The Company shall file with the Commission and every state securities agency in which such a filing is or may be required (and deliver a copy of each such filing to the Investor), all reports and other documents, instruments, and exhibits required to be filed by it under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, any successor laws to any of the foregoing, and any state securities law (collectively, "Securities Laws") or any other applicable law. The Company will take such steps, execute such documents, and reports, and supply such information and take such other actions as Investor or its assigns shall request to permit the sale of any Note, Common Stock, Series C Preferred Stock, Warrant, or shares of Warrant Stock held by the Investor or its assigns pursuant to the exemptions provided by Rules 144 or 144A promulgated under the Securities Act or any other exemption at any time available under any of the Securities Laws.

      7.23 Prohibited Agreements. The Company shall not enter into any agreement having the effect of limiting or restricting its right to make payments of principal and interest under the Note, or perform any other obligation imposed on it by this Agreement or any other Financing Agreement, except as provided in the Loan Agreement as in effect on the date hereof.

      7.24 Compensation. Except as set forth in the employment and consulting agreements referred to in Section 6.17 hereof, the Company shall not pay or become obligated to pay any bonus, commission, consulting fees, or other compensation payments to any officer or their Family Members unless such amounts are approved in advance by the Company's Board of Directors.

      7.25 Margin Securities. The Company will not use any proceeds from the sale of the Note, the Series C Preferred Stock, the Warrant or the Warrant Stock, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation G or T promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities".

      7.26 No Conflicts of Interest. The Company shall not make any payments or transfer any property, through payment of dividends or otherwise, to any officer, director, employee, stockholder of the Company or any Affiliate or Family Member of any such person, without the prior written consent of the Board of Directors. Except as set forth in Schedule 7.26, the Company shall conduct its business in such a manner that no officer, director, employee, or stockholder of the Company, or any Affiliate or Family Member of any such Person, or the Company, shall have any direct or indirect interest (a) in any entity that does business with the Company, (b) in any property, asset, or right that is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company, except for this Agreement, the Note, the Warrant, the other Financing Agreements, the Related Agreements, and all other agreements, documents, and instruments contemplated by the foregoing, other than as an employee, unless the transaction with respect to which any such Person has an interest has been approved and authorized by the Company's Board of Directors. For the purpose of this Section 7.26, there shall be disregarded any interest that arises solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

      7.27 Subsidiaries. The Company shall not incorporate or acquire any Subsidiary, nor shall the Company enter into any transaction with any Subsidiary, without the prior written consent of the Board of Directors. The Company shall not, directly or through a Subsidiary enter into any line of business not directly related to the businesses conducted by the Company on the date of this Agreement without receiving the prior written consent of the Board of Directors.

      7.28 Certain Fees. Neither the Company nor any Subsidiary shall enter into any consulting, brokerage, advisory, or similar agreements with any Person, nor shall the Company or any Subsidiary pay any consulting, brokerage, advisory, or other similar fees for services (excluding, however, accounting and legal services) in excess of $50,000 in the aggregate in any Fiscal Year, without having obtained the prior written consent of the Board of Directors.

      7.29 Leases. The Company shall not enter into any operating lease as the lessee or renew or extend any such lease of real or personal property if the rental and other payments payable thereunder during any year would exceed $50,000 without obtaining the prior written consent of the Board of Directors.

      7.30 Employee Loans. The Company shall not make any loans or advances (other than reasonable, necessary, and properly documented travel and expense advances generally available to employees of the Company) to any officer or stockholder of the Company or to any Family Member of such officer or stockholder without the prior written consent of the Majority Holders. The Company may make loans and advances (other than the aforesaid travel and expense advances) to employees who are not officers or stockholders of the Company, provided that the aggregate amount of all such advances shall not at any time exceed $5,000 without the Majority Holders' prior written consent.

      7.31 Loan Agreement Covenants. The Company shall at all times comply with all of the covenants and conditions, including, without limitation, the financial covenants, contained in the Loan Agreement or other lending agreements that the Company enters into with any other lender. The Company shall deliver to the Investor all the borrowing base reports and other compliance certificates it delivers to the Lender and any other lenders with which it has lending agreements concurrently with such delivery.

      7.32 Tangible Net Worth. The Company shall not permit Tangible Net Worth for any calendar quarter to be less than the amount set opposite the pertinent time period based upon its consolidated internally prepared or audited financial statements:

            Calendar                Minimum
            Year              Tangible Net Worth
            ----              ------------------

            1999                    $4,500,000

            2000                    $4,750,000
            2001                    $5,000,000
            2002                    $5,500,000
            2003                    $6,000,000

      7.33 Cash Flow Coverage. The Company shall not permit the ratio of its Cash Flow to Debt Service for any fiscal quarter after the quarter ended March 31, 1999 to be less than 1.75 to 1.

      7.34 Current Ratio. The Company shall not permit the ratio of consolidated current assets of the Company to consolidated current liabilities of the Company to be less than the amounts set forth below:

            Calendar Quarter
                 Ending                   Minimum Ratio
                 ------                   -------------

            June 30, 1999                 1 to 1
            September 30, 1999            1.25 to 1
            December 31, 1999             1.5 to 1
              and thereafter

      7.35 Accounts Payable. The Company shall not permit its accounts payable that are more than 60 days past due from the originally scheduled payment date to exceed 10% of the Company's total accounts payable.

      7.36 Required Revenue. The Company will generate monthly revenue of not less than $1,000,000 for each month beginning February 1, 1999; $1,250,000 for each month in the quarter beginning April 1, 1999; $1,750,000 for each month in the quarter beginning June 1, 1999; and $2,000,000 for each month thereafter.

8. COVENANTS APPLICABLE TO THE COMPANY WHILE THE WARRANT OR SHARES OF WARRANT STOCK ARE OUTSTANDING

      The Company covenants that, notwithstanding the payment in full of the Note, as long as the Warrant or any shares of Warrant Stock remain outstanding, the Company will comply with the following provisions:

      8.1 General. The Company will comply with the provisions of Section 7.

      8.2 Dilution Protection. The Company will not and will not permit any of its Subsidiaries to (a) issue, sell, give away, transfer, pledge, mortgage, assign, or otherwise dispose of, (b) grant any rights (either preemptive or other) or options to subscribe for or purchase, or (c) enter into any agreements or issue any warrants providing for the issuance of, any of the capital stock of the Company or any of its Subsidiaries or any stock or any securities convertible into or exchangeable for any of the capital stock of the Company or any of its Subsidiaries except for the Warrant and the Warrant Stock. The Company will not transfer, pledge, mortgage, assign or otherwise dispose of any of its capital stock except for the pledge of its stock with respect to the Franklin Indebtedness. Except as contemplated hereby, the Company will not and will not permit any of its Subsidiaries to authorize any additional classes or series of capital stock nor will the Company increase the number of shares of authorized capital stock from that set forth in Section 2.5(a) hereof.

      8.3 Board Representation. The Company will take such action as may be necessary or appropriate to appoint additional members to the Company's Board of Directors so that at least a majority of the Directors are appointed by the Investor, or such lesser number of Directors as is proportionate to the percentage of Common Stock beneficially owned by the Investor. The Company shall take such actions in connection therewith as may be necessary and appropriate, including the actions required by Rule 14f-1 under the Exchange Act, as promptly as practicable, but in no event later than February 15, 1999.

      8.4 Stockholders' Meeting. Promptly after the Closing Date, but in no event later than May 1, 1999, the Company will hold the Stockholders' Meeting to approve an amendment to the Company's Certificate of Incorporation increasing the Company's authorized Common Stock to 150,000,000 shares.

9.    INFORMATION AND REPORTS; MEETINGS.

      The Company hereby agrees that so long as any Securities or shares of Warrant Stock are outstanding:

      9.1 Annual Statements. As soon as available and in any event within 120 days after the close of each Fiscal Year of the Company commencing with the Fiscal Year ending December 31, 1998, the Company will deliver to the Investor consolidated and consolidating balance sheets and statements of income, retained earnings, and cash flow of the Company and its Subsidiaries audited by one of the independent certified public accounting firms commonly known as a "Big Five" accounting firm, or another firm reasonably satisfactory to the Investor, showing the financial condition of the Company and its Subsidiaries as of the close of such Fiscal Year and the results of the Company's operations during such Fiscal Year and certified by such firm to have been prepared in accordance with generally accepted accounting principles consistently applied.

      9.2 Quarterly and Monthly Statements. As soon as available and in any event within 30 days after the end of:

            (a) each month commencing with the month ending January 31, 1999, the Company will deliver to the Investor monthly financial statements of the Company and its Subsidiaries as of the end of each such month and year to date, and

            (b) each quarter commencing with the quarter ending March 31, 1999, the Company will deliver to the Investor quarterly financial statements of the Company and its Subsidiaries as of the end of such quarter and year to date.

Such monthly or quarterly financial statements shall include consolidated and consolidating internal, unaudited balance sheets, income statements, statements of cash flows, and statements of backlogs and shall be verified and attested by the Chief Financial Officer. Together with such financial statements, the Company will deliver to the Investor a reconciliation of the items in such financial statement against the financial statements for the same period in the prior Fiscal Year and against budget for such period delivered to the Investor pursuant to Section 9.3 hereof and a management report from the Company's President highlighting significant operational and financial events in narrative form.

      9.3 Projections. The Company will deliver to the Investor, not less than 30 days prior to the beginning of each Fiscal Year of the Company, a budget for such Fiscal Year and each month, including a balance sheet, income statement, and statement of cash flows. Such budget shall be accompanied by an annual projection including income statements, balance sheets, and statements of cash flows covering such Fiscal Year and the succeeding three Fiscal Years.

      9.4 Officers' Certificates. Together with delivery of consolidated and consolidating financial statements of the Company and its Subsidiaries pursuant to Sections 9.1 and 9.2 above, the Company will deliver to the Investor a certificate of the Chief Financial Officer of the Company, (a) that the annual statements have been prepared in accordance with generally accepted accounting principles consistently applied and the annual and monthly statements present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates specified and the results of their operations and changes in financial position with respect to the periods specified (subject in the case of interim financial statements only to normal year-end audit adjustments), (b) setting forth computations demonstrating compliance with the financial covenants in the Loan Agreement, and (c) to the effect that such officer has caused the provisions of this Agreement, the Securities, the other Financing Agreements, and the related Agreements to be reviewed and has no knowledge of any Default or Event of Default hereunder or thereunder, or if such officer has such knowledge, specifying such Default or Event of Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

      9.5 Notice of Litigation, Default. The Company will promptly give notice to the Investor of any litigation, investigations, or any administrative proceeding to which the Company or any of its Subsidiaries may hereafter become a party or are subject that, after giving effect to applicable insurance, may result in any material adverse change in the business, assets, or financial condition of the Company or its Subsidiaries. Forthwith upon any officer of the Company's obtaining knowledge of any Default or Event of Default hereunder or any exhibit hereto, any default or event of default under any other Financing Agreement, any Related Agreement, or any agreement relating to any Indebtedness of the Company or any of its Subsidiaries for borrowed money, or any material adverse change in the Company's or any Subsidiary's business, properties, assets, or condition, financial or otherwise, the Company will furnish a notice specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will provide the Investor with copies of any reports upon adequacies and inadequacies in accounting controls submitted to the Company by its independent accountants.

      9.6   Board of Directors and Stockholders.

            (a) Board Membership. Except as hereinafter provided and for as long as the Note, the Series C Preferred Stock, the Warrant, or any shares of Warrant Stock shall be outstanding, the Company's Board of Directors shall be composed of seven (7) members, four (4) of whom may be designated by the Investor for as long as the Investor shall own (or have the right to acquire upon execution of the Warrant) fifty percent (50%) or more of the issued and outstanding shares of Common Stock.

            (b) Annual Meetings. Within 90 days after the financial statements required by Section 9.1 hereof are furnished to the Investor and on not less than 30 days' prior written notice to all holders of Securities, the Company will hold an annual meeting of its stockholders at which the principal executive, financial, and operations officers of the Company will present a review of, and will discuss with those in attendance, in reasonable detail, the general affairs, management, financial condition, results of operations, and business prospects of the Company. The Company will allow each holder of Securities to attend such meeting.

      9.7 Other Information. From time to time upon any Investor's request or upon the request of any representative designated by the Majority Holders, the Company will furnish to any authorized officer or representative of such Person such information regarding the business, affairs, prospects, and financial condition of the Company and its Subsidiaries as such officer or representative may reasonably request. Each such officer or representative shall have the right during normal business hours upon reasonable prior notice to examine the books and records of the Company and its Subsidiaries, to make copies, notes and abstracts therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries.

      9.8 Confidentiality. The Investor will hold in confidence all proprietary or confidential information of the Company provided or made available to the Investor pursuant to this Section 9 until such time as (i) such information has been publicly disclosed (other than as a consequence of any breach by the Investor of its confidentiality obligations hereunder), or (ii) disclosure is required by judicial or administrative order or process. Notwithstanding the foregoing sentence, the Investor may disclose such proprietary and confidential information to its officers, directors, employees, and professional advisors, who shall be subject to the restrictions of this Section.

10.   DEFAULTS.

      10.1 Events of Default. Holders of the Securities and the shares of Warrant Stock will be entitled to exercise the remedies provided by Section 10.2 hereof in accordance with the terms thereof if any one or more of the following events (the "Events of Default") shall occur:

            (a) the Company shall fail to make any payment of principal or interest on the Note as the same shall become due, whether at scheduled maturity or by acceleration or otherwise; or

            (b) the Company shall (i) fail to perform or observe any covenant, agreement or provision set forth in this Agreement or any covenant, agreement, or provision to be performed or observed by it under any other Financing Agreement or the Warrant, and such failure shall not be cured to the Majority Holders' reasonable satisfaction within 30 days after the earlier of receipt of notice from the Majority Holders or the Company's knowledge of such default, provided that if the Company timely commenced implementing a cure of such default and continues to pursue such cure in good faith but cannot, in the opinion of such Majority Holders, effect the cure within 30 days, the Company may have an additional 30 days to complete such cure to the satisfaction of such Majority Holders; or

            (c) any representation or warranty made by the Company to the Investor in connection with this Agreement or any other Financing Agreement or the Warrant or any amendment to any of the foregoing shall prove to have been false in any material respect on the date as of which it was made; or

            (d) there shall occur an "Event of Default" under and as defined in the Loan Agreement, or there shall occur any other "Default" or "Event of Default" under any of the other Financing Agreements or Related Agreements as defined therein; or

            (e) a final judgment that in the aggregate with other outstanding final judgments against the Company or any of its Subsidiaries exceeds $50,000 shall be rendered against such Person if, within 30 days after entry thereof, such judgment shall not have been discharged, dismissed, bonded, or stayed pending appeal; or

            (f) the Company or any of its Subsidiaries shall

                  (i) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) have filed against it a petition commencing an involuntary case under said Title 11 and such petition shall not have been dismissed within 60 days;

                  (iii) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (iv) have entered against it an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                  (v) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

            (g) there shall have occurred, in the sole judgment of the Majority Holders a material adverse change in the Company's business, assets, liabilities, or financial or legal condition or prospects; or

            (h) the Company's stockholders shall fail to approve an amendment to the Certificate of Incorporation of the Company to authorize sufficient shares of Common Stock to permit the full exercise of the Warrant on or before May 1, 1999 or the Company shall have failed to file the Certificate of Amendment with respect thereto on the date of such meeting and reserve such additional shares for issuance upon exercise of the Warrant.

      10.2 Remedies. Upon the occurrence of any of the Events of Default under
Section 10.1 hereof, in each and every such case, the Majority Holders may, without notice to the Company, (i) proceed to protect and enforce its or their rights by suit in equity, action at law, and/or other appropriate proceeding either for specific performance of any covenant, provision, or condition contained or incorporated by reference in this Agreement or in the Company's Articles or Certificate of Designations, or in aid of the exercise of any power granted in this Agreement or in the Company's Articles or Certificate of Designations, (ii) exercise any other remedy or right available to the Investor under any of the Financing Agreements or at law or equity, and/or (iii) (unless there shall have occurred an Event of Default under Section 10.l(g) hereof, in which case the unpaid balance of the Note shall automatically become due and payable) may, without notice to the Company, declare all or any part of the unpaid principal amount of the Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement or the Note shall become so due and payable without presentation, presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in accordance with the terms of this Agreement and the Financing Agreements.

      10.3 Waivers. In connection with the occurrence of any Events of Default or the exercise of any remedy available to the Majority Holders in the event of the occurrence of any Event of Default, the Company hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance, notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Securities or shares of Warrant Stock in the enforcement of its rights under the provisions of this Agreement, the Articles of the Company, the Certificate of Designations, or any other Financing Agreement, and (c) any and all notices of every kind and description that maybe required to be given by any statute or rule of law.

      10.4 Course of Dealing. No course of dealing between the Company on the one hand, and the Investor or any holder of Securities or shares of Warrant Stock on the other hand, shall operate as a waiver of any of the Investor's or such holders' rights under this Agreement, any other Financing Agreement, or the Securities. No delay or omission in exercising any right under this Agreement, any other Financing Agreement, or the Securities shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

      10.5 Remedies Not Exclusive. Each of the remedies hereunder that are available to the Majority Holders are cumulative and not exclusive, and such Majority Holders may exercise any or all such remedies at such time and in such manner as such Majority Holders may determine in their sole discretion.

11.   SUBSEQUENT HOLDERS OF SECURITIES.

      Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement, the Warrant, and the other Financing Agreements that are for the Investor's benefit as the holder of any Securities or shares of Warrant Stock are also for the benefit of, and enforceable by, all subsequent holders of Securities or shares of Warrant Stock, except any holder of Securities or shares of Warrant Stock that have been sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A (or similar successor rules) under such Act, and except as otherwise expressly provided herein. No shares of Warrant Stock that have been sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A (or similar successor rules) under such Act shall be deemed to be outstanding shares of Warrant Stock for any purposes of this Agreement.

12.   REGISTRATION RIGHTS.

      12.1 Definitions. As used in this Section 12:

      Commission means the Securities and Exchange Commission.

      Holder means the Investor and all Persons to whom any Registrable Securities are transferred in accordance with the provisions hereof. A Holder shall, for all purposes of this Section 13, unless the context shall otherwise require, be deemed to hold, at any particular time, all shares of Warrant Stock issuable upon exercise of the Warrant held of record by such Holder at such time.

      Registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

      Registrable Securities means, at any particular time, all shares of Warrant Stock issuable upon exercise of the Warrant at such time or issued and outstanding at such time (and which shall not previously have been sold pursuant to a registration or Rule 144 or Rule 144A under the Securities Act).

      Underwriters' Maximum Number means for any Piggyback Registration, Demand Registration, or other registration that is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

      12.2 Demand Registration.

            (a) Request for Demand Registration.

                  (i) Subject to the limitations contained in the following paragraphs of this Section 12.2, the Holders of 51% or more of all Registrable Securities outstanding may at any time give to the Company, pursuant to this clause, (i) a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Securities of such Holders (such registration being herein called a "Demand Registration"). Within ten (10) days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

                  (ii) Subject to the limitations contained in the following paragraphs of this Section 12.2, after the receipt of such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 30 days after the date on which the Company shall have given to all Holders a written notice of registration request pursuant to Section 12.2(a)(i) hereof, the written requests of such Holders for inclusion in such Demand Registration, and
(B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this clause (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by Holders of 51% or more of the Registrable Securities to be included in such Demand Registration.

            (b) Limitations on Demand Registration.

                  (i) The Holders of Registrable Securities may require the Company to effect two (2) Demand Registrations; provided that (a) the Company may not be required to effect any Demand Registrations pursuant to Section 12.2(a) hereof more frequently than once during any twelve (12) month period; and (b) the Registrable Securities requested to be registered in any Demand Registration must equal at least 30% of the Registrable Securities.

                  (ii) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to Section 12.2(a) hereof shall not count as a Demand Registration for purposes of Section 12.2(b) (i) hereof unless and until such registration shall have become effective and all Registrable Securities specified in the Holders' written request under Section 12(a)(i) of this Agreement shall have been actually sold pursuant to the registration statement filed by the Company with the Commission to effect such Demand Registration.

                  (iii) The Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 12.2(a) hereof during the period commencing on the date falling 30 days prior to the Company's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of Holders for such Demand Registration pursuant to Section 12.2(a)(i) hereof shall have been received by the Company after the Company shall have given to all Holders of Registrable Securities a written notice stating that the Company is commencing an underwritten registration initiated by the Company; provided, however, that the Company will use its best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

            (c) Priority on Demand Registrations. If the managing underwriters in any Demand Registration shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration of an Underwriters' Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (ii) if the Underwriters' Maximum Number exceeds the number of Registrable Securities requested by the Holders thereof to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities that the Company shall be required to include in such Demand Registration and the number of securities that the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which Persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess. Neither the Company nor any of its security holders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such security holders (as the case maybe) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

            (d) Selection of Underwriters. If any Demand Registration is an underwritten offering the investment bankers and managing underwriters in such registration will be selected by the Company, subject to the approval of Holders of 51% or more of the Registrable Securities to be included in such registration (which approval will not be unreasonably withheld or delayed).

      12.3 Piggyback Registrations.

            (a) Rights to Piggyback.

                  (i) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act either for the Company's own account or for the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Company will give written notice to all Holders of Registrable Securities of such proposal not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any Persons, and (B) 30 days prior to the anticipated filing date of such Piggyback Registration.

                  (ii) Subject to the provisions contained in paragraphs (b) and
(c) of this Section 12.3 and in the last sentence of this clause (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 15 days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 12.3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

            (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated by the Company, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities which shall have been requested by the Holders thereof to be included in such registration and which shall not be more than 40% of the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder;
(ii) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the difference between the Underwriters' Maximum Number and the number of Registrable Securities that the Company shall be required to include in such registration; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which Persons shall have requested be included in such registration and which shall not be greater than such excess.

            (c) Priority on Secondary Registrations. If any Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number for such registration, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities which shall have been requested by the Holders thereof to be included in such registration and which shall not be more than 40% of the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder, (ii) the holders initiating such Piggyback Registration shall be entitled to include in such registration that number of securities which they proposed to offer and sell for their own account and which does not exceed the difference between the Underwriters' Maximum Number and the number of Registrable Securities which the Company shall be required to include in such registration; and (i) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities to be included in such registration by holders initiating such registration, then the Company may include in such registration that number of securities for its own account which shall not be greater than such excess.

            (d) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

      12.4 Lockup Agreements.

            (a) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities, any of whose Registrable Securities are included in any underwritten registration of the Company's securities, if the Company or the managing underwriters so request in connection with such registration, will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven (7) days prior to, and during the 180 day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; provided that each officer and director of the Company and each other Person who is also an affiliate of the Company shall enter into similar agreements.

            (b) Restrictions on Public Sale by Company. The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred and eightieth day following, the effective date of any underwritten Piggyback Registration, except in connection with any such underwritten registration and except for any offering registered on Form S-8 (or any successor form).

      12.5 Registration Procedures. If (and on each occasion that) the Company shall become obligated to effect any registration of any Registrable Securities hereunder, the Company will use its best efforts in good faith to effect promptly the registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

            (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts in good faith to cause such registration statement to become and remain effective as provided herein;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included in such registration statement as maybe necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or as may be necessary to keep such registration statement effective and current, but for no longer than nine (9) months subsequent to the effective date of such registration;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

            (d) enter into such customary agreements and take all such other action in connection therewith as the Holders of 51% or more of the Registrable Securities being registered reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (e) use its best efforts in good faith to register and qualify the Registrable Securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as any seller shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities held by such seller; provided, however, that the

Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction; and

            (f) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

      12.6  Cooperation by Prospective Sellers.

            (a) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Securities.

            (b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 12 shall not affect the obligations of the Company under this Section 12 to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

            (c) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

            (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section
12.5 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 12.6), the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

            (e) No Holder shall have any right to obtain or seek an injunction or other judicial order restraining or otherwise delaying any registration under
Section 12.2 or 12.3 hereof as a result of any controversy or dispute that might arise with respect to the interpretation or implementation of this Section 12.

      12.7  Registration Expenses.

            (a) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 12.2 and 12.3 hereof (including any registration that is not declared effective by the Commission for any reason), including, without limitation, all registration and filings fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees, and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, the fees and expenses of all (if any) other Persons retained by the Company, and the fees and disbursement of one counsel for the selling Holders (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

            (b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Section 12.

            (c) To the extent that Registration Expenses incident to any registration are, under the terms of this Section 12, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

      12.8 Indemnification.

            (a) Indemnification by Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling Person and stated to be specifically for use in such prospectus, offering circular or other document.

            (b) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each Person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other Person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by any such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

            (c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 12.8 (the indemnified party) shall give notice to the party required to provide indemnification pursuant to this Section
12.8 (the indemnifying party) promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 12.8 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this
Section 12.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

      12.9 Contribution in Lieu of Indemnification. If the indemnification provided for in Section 12.8 hereof is unavailable to a party that would have been an indemnified party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company agrees that it would not be just and equitable if contribution pursuant to this Section
12.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12.9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 12.9 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      12.10 Rule 144 Requirements. From time to time after the earlier to occur of (a) the ninetieth day following the date on which there shall first become effective a registration statement filed by the Company under the Securities Act, or (b) the date on which the Company shall register a class of securities under Section 12 of the Exchange Act, the Company will make every effort in good faith to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time after the undertaking of the Company in the preceding sentence shall have first become effective, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than three (3) consecutive years, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the preceding three (3) months, and (iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

      12.11 Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Section 12 unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as are customary for such underwritten registrations and reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

      12.12 Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not, at any time after the date hereof, enter into any agreement or contract (whether written or oral) with respect to any of its securities which prevents the Company from complying in any respect with the registration rights granted by the Company to Holders of Registrable Securities hereunder.

            (b) Amendments and Waivers. The provisions of this Section 12 including the provisions of this subparagraph (b), may not be amended, modified, or supplemented, and any waiver or consent to or any departure from any of the provisions of this Section 12 may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the written consent of the Holders of 51% or more of all Registrable Securities for any such amendment, modification, supplement, waiver or consent.

            (c) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this
Section 12, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

            (d) Term. The agreements of the Company contained in this Section 12 shall continue in full force and effect so long as any Holder holds any Registrable Securities.

13.   REGISTRATION AND TRANSFER OF SECURITIES.

      13.1 Exchange of Warrant. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered. Such new Warrant shall be exercisable for Common Stock. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 13.1.

      13.2 Transfer, Exchange and Conversion of Common Stock and Series C Preferred Stock. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Common Stock and Series C Preferred Stock and the particulars of the respective Common Stock and Series C Preferred Stock held by them and of all transfers or conversions of Common Stock and Series C Preferred Stock. Upon surrender at such office of any certificate representing shares of Common Stock or Series C Preferred Stock for registration of exchange or (subject to compliance with the applicable provisions of this Agreement) transfer or conversion, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of Common Stock or Series C Preferred Stock, as may be requested, and registered as such holder may request. Any certificate representing shares of Common Stock or Series C Preferred Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 13.2.

      13.3 Registration, Transfer and Exchange of Notes.

            (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of Notes issued by it and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "holder" or "holder of record" of any Note shall mean the payee thereof unless the payee shall have presented such Note to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Notes shall be proven by such register.

            (b) The holder of any of the Notes may at any time and from time to time prior to maturity or prepayment thereof in full surrender any Note held by it for exchange or transfer at said office of the Company. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such holder, the Company shall issue, at its expense, in exchange therefor another Note or Notes, dated the date to which interest has been paid on the surrendered Note, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Note so surrendered. Each such new Note shall be in the denominations and registered in the name of such person or persons as the holder of such surrendered Note or Notes may designate in writing, and such exchange shall be made in a manner such that no additional or lesser amount of principal or interest shall result. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Note.

            (c) Each Note issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Note shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Note for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 16 hereof.

      13.4 Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or certificate evidencing Common Stock, Series C Preferred Stock or the Warrant, and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security or share of Warrant Stock held by the Investor or another institutional holder, upon delivery of an unsecured indemnity agreement from the Investor or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Security or stock certificate for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Note, certificate or Warrant of like tenor, dated in the case of any Note so that there will be no loss of interest accrual. Any Security in lieu of which any such new security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

14.   RESTRICTIONS ON TRANSFER.

      14.1 General Restriction. Subject to Section 5 of this Agreement, the Note, the Series C Preferred Stock, the Warrant and the Warrant Stock, and all securities issued in exchange therefor or upon conversion or exercise thereof (the "Restricted Securities"), shall be transferable only upon satisfaction of the conditions set forth in this Section 14.

      14.2 Notice of Transfer. Prior to any transfer of any Restricted Securities, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the proposed transferee (the "Transfer Notice"), accompanied by (a) an opinion of counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Restricted Securities under the Securities Act, and (b) the written agreement of the proposed transferee to be bound by all of the provisions of Section 13.

      14.3 Restrictive Legends. Except as otherwise permitted by this Section 14, each Note shall bear the legend substantially similar to the legend set forth on the Note attached as Exhibit A hereto and each certificate evidencing Series C Preferred Stock, the Warrant and each certificate evidencing Warrant Stock shall bear the legend substantially similar to that set forth on the Warrant attached as Exhibit B hereto.

      14.4 Termination of Restrictions. The restrictions imposed by this Section 14 upon the transferability of Restricted Securities shall terminate as to any particular Restricted Securities when such Restricted Securities shall have been effectively registered under the Securities Act or sold pursuant to Rule 144 or Rule 144A under the Securities Act. Whenever any of such restrictions shall terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Warrant or Note or certificates evidencing Series C Preferred Stock or Warrant Stock without such legends.

15.   EXPENSES; INDEMNITY.

      (a) If the transactions contemplated by this Agreement shall be consummated, the Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Investor in connection with such transactions hereunder, and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all out-of-pocket expenses incurred by any holder of any Security issued hereunder in connection with the enforcement of any rights hereunder, under any other Financing Agreement, under the Articles of the Company, or with respect to any Security, including without limitation (i) the cost and expenses (including the Investor's reasonable attorney's fees and expenses) of negotiating, preparing, and duplicating this Agreement, each Financing Agreement, the Related Agreements and the Securities; (ii) the cost of delivering to each Investor's principal office, the Securities sold to the Investor hereunder and any Securities delivered to the Investor in exchange therefor or upon any exercise, conversion or substitution thereof; (iii) each Investor's reasonable expenses related to the business of the Company, including reasonable travel, food, and lodging expenses incurred to attend meetings related to the business of the Company and meetings of the Company's Board of Directors or expenses to exercise inspection rights provided in this Agreement; (iv) all taxes (other than taxes determined with respect to income), including any recording fees and filings fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Financing Agreement, the Related Agreements or the issuance of any of the Securities; and (v) the reasonable fees and disbursements of counsel for any holder of Restricted Securities in connection with all opinions rendered by such counsel pursuant to Section 14 hereof.

      (b) The Company hereby further jointly and severally agrees to indemnify, exonerate and hold the Investor and each of the Investor's stockholders, partners, officers, directors, members, managers, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the indemnitees as a result of or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities, or (b) the execution, delivery, performance, or enforcement of this Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), or any instrument contemplated hereby or thereby, except for any such indemnified liabilities arising from any indemnitee's gross negligence or willful misconduct.

      (c) The Company hereby indemnifies the Investor against and agrees that it will hold the Investor harmless from any claim, demand, or liability for any broker's, finder's or placement fees or incentive fees alleged to have been incurred by it in connection with the transactions contemplated by this Agreement, the other Financing Agreements, or the Related Agreements.

      (d) Except to the extent otherwise expressly provided herein, the Company shall pay on demand interest at a rate of 10% per annum (which, to avoid double counting, shall not apply to the extent the Company is obligated to pay any other default interest under this Agreement or any Financing Agreement) on all overdue amounts payable under this Agreement until such amounts shall be paid in full.

      (e) The obligations of the Company under this Section 15 shall survive payment or transfer of the Securities or shares of Warrant Stock.

16.   NOTICES.

      Any notice of other communication in connection with this Agreement, any other Financing Agreement or the Securities shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below and if either (a) actually delivered, telexed, or telecopied to said address or
(b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

      If to the Company, to it to the attention of the Chief Executive Officer, or at such other address as such Person shall have specified by notice actually received by the addressor; or

      If to the Investor, then to each Investor's address set forth on page 1 hereof, to the attention of its President or Manager, or at such other address as the Investor shall have specified by notice actually received by the addressor; or

      If to any other holder of record of any Security, to it at its address set forth in the applicable register referred to in Section 13 hereof.

17.   SURVIVAL AND TERMINATION OF COVENANTS.

      All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to the Investor pursuant hereto shall be deemed to have been relied on by the Investor, notwithstanding any investigation made by the Investor or on the Investor's behalf, and shall survive the execution and delivery to the Investor hereof and of the Securities and shares of Warrant Stock.

18.   AMENDMENTS AND WAIVERS.

      Any term of this Agreement, the Securities, the other Financing Agreements or any of the Related Agreements may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders with respect to any provision of this Agreement which by its terms operates for the benefit of such holders; provided, however, that (a) without the prior written consent of each holder of a Warrant and Warrant Stock with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the scheduled date of any required repurchase of such respective Securities held by such holder or reduce the repurchase price payable thereon, (b) without the prior written consent of each holder of Notes with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal or premium payable on any prepayment of, any Note with respect to whom such amendment or waiver is made,
(c) without the written consent of the aforesaid percentage of Securities, reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment or waiver, or (d) without the written consent of the percentage of the holders of each Security required to exercise the remedies provided in Section 10.2 hereof, increase such required percentage. Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Company and each holder of any Security sold pursuant to this Agreement.

19.   MISCELLANEOUS.

      (a) Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP. As long as the Company shall have any Subsidiary, the Company's financial statements and other financial requirements under this Agreement shall be reported on a consolidated basis.

      (b) Integration. This Agreement, the Financing Agreements and the Related Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto.

      (c) Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

      (d) Headings. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

      (e) Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. Signatures to this Agreement or any of the other Financing Agreements or Related Agreements may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other State.

      (g) Binding Effect. This Agreement, the other Financing Agreements and the Related Agreements shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      (h) Publicity. Following its purchase of the Securities the Investor, at its sole expense, may place in such publications as it may select such "tombstone" or other informational announcements, advertisements, or articles as it may deem appropriate describing the transactions concluded hereunder.

      (i) Survival. All representations and warranties contained in this Agreement, any other Financing Agreement, and the Related Agreements shall survive the Closing.

      (j) Subordination. The Investor agrees that it will subordinate its rights under the Note to any subsequent financing on terms reasonably satisfactory to the Investor.

20.   WAIVER OF JURY TRIAL.

      TO THE FULLEST EXTENT PERMITTED BY LAW, AS SEPARATELY BARGAINED-FOR CONSIDERATION TO THE INVESTOR, THE COMPANY HEREBY WAIVES RIGHT TO TRIAL BY JURY (WHICH THE INVESTOR ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT, THE FINANCING AGREEMENTS, THE RELATED AGREEMENTS, THE SECURITIES OR THE INVESTOR'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. THE COMPANY AND THE INVESTOR HEREBY EXPRESSLY ACKNOWLEDGE THE INCLUSION OF THIS JURY TRIAL WAIVER THROUGH THE INITIALS OF THEIR DULY AUTHORIZED REPRESENTATIVES:

21.   RIGHTS OFFERING.

      On or before the date nine months after the Closing, the Company shall use reasonable efforts to register a rights offering with the Commission and to offer rights to stockholders other than Affiliates of the Company and the Investor to purchase up to 15 million (15,000,000) shares of Common Stock at a price of $.04 per share, pro rata according to their ownership of Common Stock. The Investor agrees that it will cooperate with the Company in such rights offering and not take any action intended to prevent the consummation thereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed as of the day and year specified at the beginning hereof.

                              BPI PACKAGING TECHNOLOGIES, INC.


                              By:   /s/ C. Jill Beresford
                                    ----------------------------
                                    Title: Chairman and Chief Executive Officer


                              DGJ, L.L.C.

                              By:   /s/ Gary R. Ediden
                                    ----------------------------
                                    Title: President

                                  Schedule 4.4

                             Governmental Approvals

      1. The Company will amend its Certificate of Incorporation to increase the number of its authorized shares of Common Stock to One Hundred Fifty Million (150,000,000) shares, provided that stockholder approval for such increase is obtained.

      2. The Company will file a Form D federally for an exemption from securities registration in connection with the issuance of the Warrant and Note as contemplated in the Agreement.

      3. The Company intends to file a preliminary proxy with the Securities and Exchange Commission to seek stockholder approval to amend its Certificate of Incorporation to authorize additional shares of Common Stock for reservation and issuance of the shares underlying the Warrant.

      4. Any loan transaction in the Commonwealth of Massachusetts in which the interest rate and other charges and fees exceeds 20% per annum requires a filing of notice with the Attorney General of the Commonwealth of Massachusetts.

      5. Approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 may be required upon exercise of the Warrant.

                                 Schedule 4.5(b)

                     Stock, Rights, Options, Warrants, Etc.

Warrants

1. Warrant issued to Newport Capital Partners to purchase up to 109,422 share of the Company's Common Stock at a price of $1.10 per share exercisable until November 2002.

2. Warrant issued to CIT Group/Equipment Financing, Inc. to purchase up to 200,000 shares of the Company's Common Stock at a price of $1.25 per share exercisable until June 30, 2001.

3. Upon the closing of and as commission for the transaction contemplated under this Agreement, the Company shall issue to Global Broker Systems, Inc. a warrant to purchase up to 500,000 shares of the Company's shares of Common Stock at an exercise price of $0.20 per share exercisable until 48 months from the closing date of this Agreement.

4. Warrants to purchase up to an aggregate of 1,767,000 shares of the Company's Common Stock at an exercise price of $1.25 per share and expiration dates from February 19, 2001 to June 18, 2001 were issued to 14 investors in a private placement ("Private Placement Warrants"). Pursuant to the terms of the Private Placement Warrants, in the event that the Company announces the receipt of a contract for the purchase of goods and/or services resulting in revenues to the Company of $5,000,000 or more, then the exercise price of such Private Placement Warrants shall be reduced to $1.05 per share for a period of 15 days after such announcement. The Company has been informed by the placement agent in the foregoing private placements that the exercise price of the warrants issued to Joseph Danon, one of the investors therein, to purchase up to 283,333 shares of Common Stock may be at the election of Mr. Danon adjusted to equal the exercise price of any warrants issued thereafter.

5. See Schedule 4.14, Item 6.

 Options

      As of June 30, 1998, there were outstanding options to purchase 621,917 shares of Common Stock granted under the Company's 1990, 1993 and 1996 stock option plans.

                                 Schedule 4.5(c)

                              Reservation of Shares

      As of the date hereof, the Company's authorized shares are insufficient for issuance of all of the shares upon exercise of the Warrant (the "Warrant Shares") and, thus, the issuance of all the Warrant Shares is subject to and conditioned upon approval by the Company's stockholders of an amendment to the Company's Certificate of Incorporation, authorizing additional shares of Common Stock, of which there can be no assurance of approval.

                                  Schedule 4.6

                                  Subsidiaries

      The Company has two (2) wholly-owned subsidiaries: Market Media, Inc. and RC America, Inc. The Company has suspended operations of each of the subsidiaries.

                               Schedule 4.7(a)(i)

                              Financial Statements


See attached.

                               Schedule 4.7(a)(ii)

                             Pro Forma Balance Sheet

See attached.

                              Schedule 4.7(a)(iii)

                                   Projections

 See attached.

                                  Schedule 4.8

                             Material Adverse Change

      The Company is in default of its obligations with respect to many of its secured and unsecured creditors (See Schedule 4.14 and Schedule 4.16)

                                  Schedule 4.10

                              Certain Developments

None.

                                  Schedule 4.11

                          Intellectual Property Rights

None.

                                  Schedule 4.13

                Assets Used in Business and Not Owned by Company

See attached.

                                  Schedule 4.14

                        Litigation and Other Proceedings

1. Attached is a list of credit (secured and unsecured) litigation against the Company. Additionally, a Statement of Small Claim and Notice of Trial was filed on December 16, 1998 by Piping Systems, Inc. for unpaid invoice totaling $135.00 for services performed on the Company's fire protection system.

2. Ronald V. Caulfield, though his attorney, has sent correspondence to the Company suggesting that he may file a lawsuit against the Company past due severance pay equal to two years' base salary allegedly owed him by the Company upon his resignation. As of the date hereof, no claim has been filed by Mr. Caulfield against the Company.

      On June 29, 1998, the Company sent written notice to Dennis Caulfield proposing to terminate his employment with the Company for "cause". Mr. Caulfield sent a letter the subsequent day disputing the termination but resigning as President and Chairman of the Company. Mr. Caulfield's employment agreement provides for the payment of five (5) years' base salary if his employment is terminated without "cause" as defined in the employment agreement.

3. Natalie T. Dion, Administratrix of the Estate of John A Dion, filed a complaint against the Company on or about December 1997. The plaintiff, the administratrix of a former temporary employee of the Company, has alleged counts of wrongful death, conscious pain and suffering, gross negligence and willful, wanton and reckless conduct relating to an accident which occurred during Mr. Dion's employment. The plaintiff alleges damages of up to $3,000,000.00. The Company has a Commercial General Liability Policy with The United States Fire Insurance Company with a per occurrence limit of $1,000,000. United States Fire Insurance Company has retained counsel for the Company to defend against the plaintiffs claims.

5. Newport Capital Partners ("Newport") has sent a letter to the Company stating that upon the closing of the transaction contemplated under this Agreement, Newport will be entitled to receive from the Company for financial advisory service rendered a fee of 1% of the gross proceeds of line of credit provided.

6.    See also Schedule 4.15.

7. The Company entered into an agreement with each of the Brantrock Group ("Brantrock") and Percival Trading S.P. (together with Brantrock, the "Financial Advisors") pursuant to which the Financial Advisors would provide financial advisory services to the Company. The Financial
      Advisors each claim that pursuant to terms of their respective agreements, they are each owed options to purchase the greater of (i) 1,000,000 shares of Common Stock, or (ii) 5% of the number of fully diluted shares of Common Stock outstanding at the time of the exercise of such options. The Company disputes such claims and believes that it does not owe any options to the Financial Advisors. As of the Closing Date, the Company will have entered into a settlement agreement with Brantrock in which Brantrock releases the Company from any further duties, liabilities or obligations to Brantrock or any of the other Warrant Holders (as defined in the Settlement Agreement by and between Brantrock and the Company). In return, the Company agrees to pay Brantrock an amount equal to $100,000 in installments and to issue a warrant to Brantrock to purchase up to 5,000,000 shares of Common Stock at a price of $.04 per share, subject to adjustment according to the terms of such warrant, as set forth in the letter attached hereto.

8. The Company has received a letter from an attorney representing Brenda Brasiel stating that Ms. Brasiel suffered injuries when she tripped and fell on a raised advertisement tile which the Company may have installed at a Win Dixie store in Georgia. Although the Company believes that it is not responsible for the injuries incurred by Ms. Brasiel, it has insurance in place which covers approximately $6,000,000 per personal injury claim.

9. The Company has received correspondence from Lehmacher, a German-based manufacturing entity, stating that the Company owes Lehmacher approximately 300,000 deutsche marks, the balance due from the sale of machinery to the Company. The Company is currently inquiring with Lehmacher into the substance of such a claim but believes that it owes, at the most, 166,000 deutsche marks is due, which has been recognized under accrued expenses in the Company's Financial Statements. The balance represents the amount allegedly due for purchase commitment for machinery and parts.

                                  Schedule 4.15

                                      Taxes

      The Company has received a Notice of Assessment from the Massachusetts Department of Revenue of a tax liability in the amount of approximately $150,000 resulting from sales tax assessed on the Company's purchase of manufacturing equipment from 1992 to 1994. The Company believes that it does not owe such tax and intends to dispute this notice. Additionally, the Company believes that it has not yet filed a sales tax return for its fiscal year 1997.

      The Company has not yet filed its federal and state income tax reports for its Fiscal Year 1998. The Company did not realize income for its Fiscal Year 1998 and, therefore, believes that it will not incur any fines for its late filing.

                                  Schedule 4.16

                                    Defaults

1. The Company is in default with respect to its obligations with many of its secured and unsecured creditors (See Schedule 4.14).

2. The Company is also in default with respect to its obligations under all of the leases listed in Schedule 4.13 except with regard to the Citicorp Lease referenced therein.

3. The Company is in violation of the terms of certain of its previous private placements to file within a specified term a registration statement with the Securities and Exchange Commission relating to the registration of the shares of Common Stock (the "Shares") and shares of Common Stock underlying warrants (the "Warrant Shares") issued in such private placements. The Shares and the Warrant Shares issued in such private placements totaled 6,641,125 and 1,767,000, respectively.

4. The Company currently owes $67,517.37 in overdue premiums to Harvard Pilgrim Healthcare. The Company has reached a verbal agreement with Harvard Pilgrim Healthcare to pay down the overdue balance in monthly installments.

5. The Company currently owes overdue premium payments of approximately $14,728 to First Union for Workers Compensation insurance. The Company is currently sending weekly payments of approximately $2,500.00 to First Union to pay down all past moneys owed and believes that all overdue premium amounts will be made paid in full in approximately one month.

                                  Schedule 4.20

                                  Broker's Fees

      1. Upon the closing of and as commission for the transaction contemplated under this Agreement (the "Closing"), the Company shall pay or issue to Global Broker Systems, Inc. the following:

            a) $200,000 in cash, $100,000 payable on the closing date and $100,000 payable in 16 equal weekly installments; and

            b) A warrant to purchase up to 500,000 shares of the Company's shares of Common Stock at an exercise price of $0.20 per share at any time for a period of up to 48 months from the closing date.

      2. Newport Capital Partners ("Newport") has sent a letter to the Company stating that upon the Closing, Newport will be entitled to receive from the Company for financial advisory services rendered a fee of 1% of the gross proceeds of the line of credit provided.

                                  Schedule 4.21

                              Environmental Matters

      Although the Company has not conducted any environmental investigations or studies relating to its premises, the Company has not received any notices from any governmental agency that it is not in compliance with Environmental Laws.

      By way of information, the following documents have been forwarded to the Investor for its review:

      Annual Source Registration 1992 for BPI Environmental, Inc. conducted by Woodman Engineering, Inc.

      BWP AQ 02 Major and Non-Major Comprehensive Plan Approval Application.

      City of Taunton Industrial User Permit.

                                  Schedule 4.25

                               Accounts Receivable

None.

                                  Schedule 4.26

                            Contracts and Commitments

(i) (a) The Company entered into an employment agreement in 1993 with C. Jill Beresford which expires on June 30, 1999.

       (b) See also Schedule 4.14.

       (c) The Company entered into an employment arrangement by letter agreement with M. Deery in February 1997 pursuant to which the Company agreed to pay Mr. Deery $150,000 per annum and issued to Mr. Deery options to purchase up to 25,000 shares of Common Stock at $1.05 per share to be issued upon Mr. Deery's acceptance of the employment letter. Furthermore, the Company agreed to grant to Mr. Deery options to purchase up to 75,000 shares of Common Stock at $1.25 per share on the one year anniversary date of the letter agreement if Mr. Deery met certain performance goals. The letter agreement stated that the Company would enter into a "Key Management Employee" contract with Mr. Deery which would provide for 24 months of full salary if Mr. Deery was terminated as a result of a change in control of the Company, but would provide no severance pay if Mr. Deery was terminated for cause. The Company never entered into a Key Management Agreement with Mr. Deery and the Company has terminated Mr. Deery's employment. The Company believes that Mr. Deery is not entitled to any options or any other consideration under such letter arrangement.

(ii) The Company has received an invoice in the amount of $300,000 from Solway International LTD regarding purchase of a Uteco Usimeca Centre Surface Slitter Rewinder.

(iii) The Company has entered into supply agreements with various customer pursuant to which the Company will provide its HANDI-SAC(TM) product to such customers as indicated on the attached list.

(iv) See the attached BPI Employee Handbook and the Administrative Services Agreement with Automatic Data Processing Prototype 401(k) Plan.

(v)    See Exhibit G of the Securities Purchase Agreement and Schedule 4.13.

(vi)   None.

(vii) In August 1998, the Company entered into an agreement with the Patriot Funding Division of United Credit Corporation ("Patriot") pursuant to which Patriot provided for the factoring of the receivables of the Company and the borrowing of additional funds on behalf of the Company.

(viii) None.

                                  Schedule 4.29

                                    Insurance

1.    See attached.

2.    See schedule 4.15, Item 4 and Item 5.

                                  Schedule 4.30

                               Related Agreements

o Promissory Note signed by BPI Technologies, Inc. ("BPI") in favor of DGJ, L.L.C. ("DGJ")
o     Common Stock Purchase Warrant
o     Equipment Lease by and between BPI and DGJ
o     Security Agreement between BPI and DGJ
o     Patent and Trademark Security Agreement between BPI and DGJ
o     Landlord's Waiver/Estoppel
o     Fina Oil and Chemical Company ("Fina") Settlement Agreement
o     Fina Subordination Agreement
o     Equistar Chemicals, LP ("Equistar") Settlement Agreement
o     Equistar Subordination Agreement
o     Settlement Agreement for each secured creditor of record
o     General Mutual Release for each secured creditor of record
o     Employment Agreement between BPI and Beresford
o     Employment Agreement between BPI and Nurse
o     Employment Agreement between BPI and Schultz
o     Employment Agreement between BPI and Koehlinger
o     Consulting Agreement between BPI and Hughes
o     Factoring Agreement
o     Inventory Guaranty Agreement
o     Authorization Certificate for Franklin Capital Corporation ("Franklin")
o     Bill of Sale and Assignment for each lessor
o     Security Agreement between Franklin and BPI
o     Accounts Validity Agreement
o     Promissory Note signed by BPI in favor of Franklin
o     Pledge Agreement with C. Jill Beresford
o Agreement between C. Jill Beresford, Ivan Hughes and DGJ pertaining to Voting Matters.

                                Schedule 7.10(h)

                          Indebtedness Under Agreements

None.

                                  Schedule 7.26

                              Conflicts of Interest

None.

                                    EXHIBIT A

                                 PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. FURTHERMORE, THIS NOTE CAN BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT (AS HEREINAFTER DEFINED), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

No. N-1


                        SECURED NOTE DUE January 27, 2004


$3,200,000                                                    January 27, 1999

BPI Packaging Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of DGJ, L.L.C. ("Investor"), or registered assigns the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000) or registered dollars on February 1, 2004, or the earlier occurrence of one of the events set forth in Sections 3.1 (b) through (f) of the Securities Purchase Agreement dated as of the date hereof, between the Company and the Investor (the "Securities Purchase Agreement"), (or earlier whether by acceleration or otherwise). The Company also agrees to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount shall have become due and payable (whether at maturity or otherwise) at the rate of 6% per annum (computed on the basis of actual number of days elapsed and a 360-day year). Interest shall be payable monthly in arrears on the first business day of each month, commencing March 1, 1999, and at maturity. The Company also agrees to pay, on demand, interest at the rate of 15% per annum on any overdue principal and, to the extent permitted by applicable law, any overdue interest, until the obligation of the Company with respect to the payment thereof shall be discharged. In the event that all or any portion of the principal amount of the Note is repaid prior to maturity, regardless of whether such repayment is a voluntary prepayment or results from the exercise of the Investor's remedies pursuant to the Securities Purchase Agreement, such prepayment shall not include a prepayment premium.

All payments of principal and interest hereof shall be made in lawful money of the United States of America upon presentation hereof to the account of the holder hereof at the principal office of Investor at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035, or at such other place as the holder hereof shall have designated to the Company in writing.

This Note is the Note of the Company for $3,200,000 in original authorized principal amount issued pursuant to the Securities Purchase Agreement. The holder of this Note is entitled to enforce the provisions of such Securities Purchase Agreement and Exhibits thereto and to enjoy the benefits thereof. This
Note is secured pursuant to a Security Agreement dated as of the date hereof, executed and delivered by the Company pursuant to the Securities Purchase Agreement.

The Company may at its election prepay this Note, in whole or in part, and the maturity hereof may be accelerated by the holder of this Note or by holders of a percentage of the Notes outstanding following an Event of Default, all as provided in such Securities Purchase Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration.

Transfer of this Note is registrable on the note register of the Company upon presentation at the principal office of the Company accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, or on behalf of, the holder hereof. This Note may also be exchanged at such office for one or more Notes in any authorized denominations (multiples of $50,000.00), as requested by the holder, of a like aggregate unpaid principal amount.

Prior to due presentment for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal and interest as herein provided and for all other purposes.

The obligations of the Company under this Note are subject to the terms of a certain Intercreditor Agreement dated January 27, 1999 between the Lender, the Investor and Franklin Capital Corporation.

This Note shall be deemed to take effect as a sealed instrument under the laws of the State of Illinois and for all purposes shall be construed in accordance with such laws.

                                    BPI PACKAGING TECHNOLOGIES, INC.


                                    By: _________________________
                                    Name:  C. Jill Beresford
                                    Title: Chairman and Chief Executive Officer

                                    EXHIBIT B

                    Right to Purchase Shares of Common Stock
                                       of

                        BPI PACKAGING TECHNOLOGIES, INC.

      THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SHALL NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SECTION 14 OF THE AGREEMENT REFERRED TO HEREINAFTER, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF BPI PACKAGING TECHNOLOGIES, INC., AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST.

                                 No. W - 1999-1

                       ----------------------------------

                          Common Stock Purchase Warrant

      BPI Packaging Technologies, Inc., a Delaware corporation (the ACompany@) hereby certifies that, for value received, DGJ, L.L.C. (the AInvestor@) or its successors or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof eighty million (80,000,000) fully paid and non-assessable shares of Common Stock (as defined in Section 13 hereof), at an initial purchase price per share of $.04 (such price per share as adjusted from time to time as provided herein is referred to herein as the AExercise Price@). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. For purposes of determining the number of shares of Common Stock issuable to the Investor, all computations hereunder shall be made on a fully diluted basis after giving effect to the exercise of all outstanding warrants, options, rights, agreements, or other commitments or obligations of any kind of the Company to issue shares of Common Stock that exist, whether or not then exercisable, on any date the Investor exercises this Warrant.

      This Warrant is issued pursuant to the Securities Purchase Agreement (the AAgreement@), dated as of January 27, 1999, between the Company and the Investor, a copy of which is on file at the principal office of the Company. The holder of this Warrant shall be entitled to all of the benefits of the Agreement as provided therein.

      1.    DEFINITIONS.

      Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain terms are used in this Warrant as specifically defined in Section 13 hereof.

      2.    EXERCISE OF WARRANT.

      2.1 Exercise. This Warrant may be exercised as provided by the Agreement by the holder at any time from and after the date hereof, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect. If the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof (the "Warrantholder") a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

      2.2 Net Issue Exercise. In lieu of exercising this Warrant pursuant to
Section 2.1, this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the exercise period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the company using the following formula:

            X = Y(A-B)/A

            Where:

                  X = the number of shares of Common Stock to be issued to
            Warrantholder under this Section 2.2;

                  Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation) or, if only a portion of this Warrant is being exercised, the number of Warrant Shares being exercised;

                  A = the Current Market Price of one share of the Company's
            Common Stock (at the date of such calculation); and

                  B = the Exercise Price (as adjusted to the date of such
            calculation).

                  Current Market Price. For purposes of this Section 2.2,
            Current Market Price of one share of the Company's Common Stock shall mean, as of any date:

                        the average of the daily closing prices per share of the
                  Company's Common Stock on the principal national securities exchange or on The Nasdaq Stock Market's ("Nasdaq") National Market, on which the Common

                  Stock is listed or admitted to trading, for the five (5) trading days ending on the second trading day before such date, or if not listed or traded on any such exchange or market,
                  the average of the last reported sale price per share on the Nasdaq SmallCap Market for the five (5) trading days ending on the second trading day before such date, or if not listed or traded on any such exchange or Nasdaq,
                  the average of the bid and asked prices per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. for the five (5) trading days ending on the second trading day before such date, or if such quotations are not available, the fair market
                  value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

      2.3 Stock Receivable upon Exercise. The shares of Common Stock receivable upon exercise of this Warrant shall be shares of the Company=s voting Common Stock, par value $.01 per share.

      2.4 Termination of the Warrant. Unless previously exercised, this Warrant shall terminate on January 27, 2009.

      2.5. Warrant Agent. If a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 14 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 2.

      3.    REGISTRATION RIGHTS.

      3.1 Registration Rights. The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of an jurisdictions within the United States at the time and in the manner specified in the Agreement.

      4.    DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

      As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

      4.1 Fractional Shares. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share as determined in good faith by the Company=s Board of Directors.

      5. ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, RECLASSIFICATIONS AND FOR CERTAIN SALES.

      5.1 Dividends, Distributions and Reclassifications. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor:

      (a) other or additional stock or other securities or property (other than cash) by way of dividend; or

      (b) other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares, or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 7 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) that such holder would have received prior to or would have held on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

      5.2 Adjustment for Issue or Sale at Less than Exercise Price. Other than as set forth in Section 5.1, if at any time the Company shall issue or sell shares of its Common Stock for a consideration per share less than the Exercise Price then in effect, then and in each such case the holder of this Warrant shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (a) dividing the Exercise Price per share at the time in effect by a Pro Forma Adjusted Purchase Price per share to be computed as provided below, and (b) multiplying the resulting quotient by the number of shares of Common Stock then issuable upon exercise of this Warrant. Such Pro Forma Adjusted Purchase Price shall be computed by dividing

            (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Exercise Price per share at the time in effect, and (y) the consideration, if any, received by the Company upon such issue or sale, by

            (ii) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

      6.    ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER.

      6.1 Certain Adjustments. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification, or recapitalization, (ii) consolidate with or merge into any other Person, or (iii) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof and payment of the Exercise Price, at any time after the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

      6.2 Appointment of Trustee for Warrant Holders Upon Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this Section 6 to a bank or trust company having an office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

      6.3 Continuation of Terms. Upon any reorganization, consolidation, merger, or transfer (and any dissolution following any transfer) referred to in this
Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided herein.

      7. ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

      7.1 General. If at any time there shall occur any stock split, stock dividend, reverse stock split, or other subdivision of the Company=s Common Stock (AStock Event@), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company (on a fully diluted basis) after such Stock Event. No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately decreased upon the occurrence of any stock split or other subdivision of the Common Stock. The Rights Offering contemplated by Section 21 of the Agreement shall not trigger the adjustments hereunder.

      7.2 Other Issuances of Common Stock. Unless the holder of this Warrant shall otherwise agree, if at any time there shall be any increase in the number of shares of Common

Stock outstanding or which the Company is obligated to issue, or covered by any option, warrant, or convertible security which is outstanding or which the Company is obligated to issue, then the number of shares of Common Stock to be received by the holder of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Common Stock purchasable hereunder prior thereto by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by options, warrants, or convertible securities which the Company is obligated to issue, immediately after such increase, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding or which the Company is obligated to issue, or covered by options, warrants, or convertible securities which are outstanding or which the Company is obligated to issue, immediately prior to such increase. Thereupon, the Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price for all shares of Common Stock covered hereby shall remain unchanged. The provisions of this
Section 7.2 shall not apply to any issuance of additional Common Stock for which an adjustment is provided under Section 7.1 hereof.

      7.3 Other Securities. In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities as defined in Section 13 hereof) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase, or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments, and readjustments provided for in this Section 7 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this Section 7 and the other provisions of this Warrant.

      8.    PREEMPTIVE RIGHTS.

      In the event the Company hereafter issues additional Common Stock, or securities convertible into Common Stock, grants any rights or options to subscribe for or purchase any such securities, or enters into any agreements or issues any warrants providing for the issuance of any such securities, then each Warrant holder shall have the preemptive right to subscribe for and to purchase, at the same price such securities, rights, options or warrants shall be issued or granted to any other Person, an amount of such securities, rights, option, agreement or warrants equal to that amount sufficient to preserve the percentage interest in the Company beneficially owned by the Warrant holder. Such right may be exercised for not more than thirty (30) days after notice of such right is received by the Warrant holder. The Investor's rights under this Section 8 shall terminate at such time as the Investor beneficially owns Common Stock representing an amount less than thirty percent (30%) of the shares of Common Stock issuable upon exercise of this Warrant.

      9.    NO DILUTION OR IMPAIRMENT.

      The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, (iii) will comply in all respects with the provisions of Sections 7 or 9 (as the case may be) and Section 9 of the Agreement except to the extent such compliance may be waived by the Holder, and (iv) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Agreement.

      10.   ACCOUNTANTS= CERTIFICATE AS TO ADJUSTMENTS.

      In each case of any event that may require any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause independent certified public accountants selected by the Board of Directors to compute such adjustment or readjustment, if any, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the number of shares of the Company=s Common Stock then outstanding on a fully diluted basis, and (ii) the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof. The Company will promptly mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment.

      11.   NOTICES OF RECORD DATE.

      In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, winding-up of the Company, or liquidation; or

            (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up, and
(iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

      12.   RESERVATION OF STOCK ISSUANCE ON EXERCISE OF WARRANT.

      The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, a number of shares of its Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of the Warrant, and, from time to time, will take all steps necessary to amend its Articles to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.

      13.   DEFINITIONS.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      13.1 The term ACompany@ shall include BPI Packaging Technologies, Inc., and any corporation that succeeds to or assumes the obligations of the Company hereunder.

      13.2 The term ACommon Stock@ means (i) the Company=s voting Common Stock, par value $.01 per share, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses
(i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

      13.3 The term AOther Securities@ refers to any capital stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

      14.   WARRANT AGENT.

      The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Boston, Massachusetts, for the purpose of issuing common Stock on the exercise of this Warrant pursuant to Section 2 hereof, and exchanging or replacing this Warrant pursuant to the Agreement, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      15.   REMEDIES.

      The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      16.   NOTICES.

      All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

      17.   MISCELLANEOUS.

      In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

ATTEST:                             BPI PACKAGING TECHNOLOGIES, INC.

/s/  Neil Aronson
----------------------
Secretary                           By:   /s/  C. Jill Beresford
                                          -----------------------------
                                          Name: C. Jill Beresford
                                          Title: Chairman and Chief
                                          Executive Officer


[CORPORATE SEAL]


Dated as of January 27, 1999

                        FORM OF SUBSCRIPTION TO PURCHASE

      (To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant)

To:   BPI PACKAGING TECHNOLOGIES, INC.

      The undersigned hereby irrevocably elects to exercise _____ Warrants evidenced by the foregoing Warrant for, and to purchase thereunder, ____ shares of Common Stock issuable upon exercise of said Warrants and delivery of $_____________ in cash, and any applicable taxes payable by the undersigned pursuant to such warrant.

      The undersigned requests that certificates for such shares be issued in the name of

                                    __________________________________
                                    __________________________________
                                    __________________________________
                                    (Please print name and address)

      If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to

                                    __________________________________
                                    __________________________________
                                    __________________________________
                                    (Please print name and address)

Dated:  ______________, ____     Name of Holder
                                    (Print)


                                    By:   _____________________________
                                          Name:
                                          Title:

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant) set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:

                                                                Number
     Name of Assignee                Address                    of Warrants
     ----------------                -------                    -----------

     _________________               ___________________        ___________
     _________________               ___________________        ___________
     _________________               ___________________        ___________
     _________________               ___________________        ___________

      If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

                                    Name of Holder
                                    (Print):  ________________________


Dated:  ____________, ____    By:   _______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT C

                       [LETTERHEAD OF MINTZ LEVIN, ET AL]

                               January ____, 1999


DGJ, L.L.C.
600 Central Avenue
Suite 262
Highland Park, IL 60035

Re:       BPI Packaging Technologies, Inc.

Gentlemen:

We have acted as counsel to BPI Packaging Technologies, Inc., a Delaware corporation and its subsidiaries (the "Company") in connection with the Securities Purchase Agreement dated as of January ___, 1999 (the "Agreement") by and between the Company and DGJ, L.L.C. (the "Investor").

      This opinion is delivered to you pursuant to Section 6.4 of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

      In connection with this opinion, we have (i) investigated such questions of law, (ii) examined such documents and records of the Company, certificates of public officials and other documents, and (iii) received such information from officers or representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

      We have examined, among others, the following documents and instruments (the "Documents"):

      (a) An executed copy of the Agreement;

      (b) The executed Warrant;

      (c) An executed copy of the Loan Agreement and executed copies of each exhibit thereto requiring execution;

      (d) The executed Note;

      (e) An executed copy of the Security Agreement;

      (f) An executed copy of the Equipment Lease Agreement;

      (g) An executed copy of the Patent and Trademark Security Agreement;

      (h) Executed copies of all other Financing Agreements and Related Agreements;

      (i) The Company's Articles of Incorporation and by-laws; and

      (j) Such other agreement, documents, and instruments as we have deemed appropriate.

      Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

      1. The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware. The Company is qualified as a foreign corporation to do business in the Commonwealth of Massachusetts and is qualified or has applied to qualify as a foreign corporation in all other jurisdictions in which it conducts its business.

      2. The execution, delivery, and performance by the Company of the Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Company's Articles or by-laws, (b) any law, rule or regulation applicable to the Company, or (c) any contractual or legal restriction affecting the Company. The Documents have been duly executed and delivered on behalf of the Company.

      3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (a) the due execution, delivery, and performance by the Company of the Documents,
(b) the exercise by the Investor of its rights and remedies under the Agreement, or the Financing Agreements, except for any UCC financing statement filings and any required filings with the Commission or state securities regulatory authorities in connection with the exercise of the Investor's registration rights under Section 12 of the Agreement. The Company has obtained all other consents, if any, necessary for the execution, delivery, and performance of the Documents.

      4. We have no knowledge, after due inquiry, of any actual or threatened proceedings before any court, governmental entity or agency, or arbitrator that may materially and adversely affect the financial condition or business operations of the Company or its properties.

      5. The Agreement, each of the Financing Agreements, the Loan Agreement, and each of the other Related Agreements, are the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except in each case as the enforceability thereof may be
(a) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      6. The Warrant has been duly and validly issued in the name of the Investor.

      7. Except as set forth in the Agreement, the shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance, and upon issuance, in compliance with the terms of the Warrant, such shares will be validly issued, fully paid, and nonassessable.

      8. The authorized capital stock of the Company is as described in Schedule 4.5(a) of the Agreement, and the record ownership thereof is as set forth in
Section 4.5(a) of the Agreement. All outstanding shares of the Company's capital stock have been duly and validly issued and are fully paid and nonassessable. Other than the Warrant and __________, to the best of our knowledge after due inquiry there are no outstanding options, warrants, or conversion, preemptive, subscription, or other rights to purchase or acquire any shares of the capital stock of the Company or any of its Subsidiaries. All of the issued and outstanding shares of the capital stock of the Company are free and clear of any pledges or other encumbrances or any restrictions on transfer other than those imposed by the Agreement, the exhibits to each, and applicable state and federal securities laws and regulations.

      9. It is not necessary in connection with the offer, sale, and delivery of the Note, the Warrant, and the Warrant Stock to register any of the foregoing instruments or securities under the Securities Act, as now in effect, or to register or qualify under any state securities laws. No registration of any class of debt or equity securities of the Company is or will be required under the Exchange Act, as now in effect, after the consummation of the transactions contemplated by the Agreement.

      We have assumed the Investor's due execution and delivery, pursuant to due authorization, of the Agreement and the Financing Agreements to which it is a signatory.

      We have also assumed that the signatures on all documents reviewed by us are genuine (except signatures by, or purported to be by, officers or other representatives of the Company) and that any copies of such documents conform to the originals thereof.

      We do not express any opinion herein concerning any law other than Federal law and the laws of the State of Delaware and, with respect to paragraph 1 above, the Commonwealth of Massachusetts.

      This opinion is furnished for the benefit of and may be relied upon by the Investor and by any Person claiming an interest in the Securities by, through or under the Investor. This opinion may not be relied upon by any other entity or Person without, in each instance, obtaining our prior written consent.

                               MINTZ LEVIN et al.


                               _________________________________

                                    EXHIBIT D

Lease Number: ___________


                                 EQUIPMENT LEASE

      THIS EQUIPMENT LEASE (the "Lease") is entered into as of the 27th day of January, 1999, between DGJ, L.L.C., a Delaware limited liability company, with its principal place of business located at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035 ("Lessor") and BPI Packaging Technologies, Inc., a Delaware corporation, with its principal place of business located at 455 Somerset Avenue, North Dighton, Massachusetts 02764 ("Lessee").

                             W I T N E S S E T H:

      WHEREAS, Lessor and Lessee desire to enter into an agreement for the leasing of certain equipment described herein on the terms and subject to the conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. LEASE. Lessor shall lease to Lessee, and Lessee hereby accepts and leases from Lessor, the personal property described on Schedule A attached hereto and made a part hereof (hereinafter, together with all replacement parts, repairs, additions and accessories incorporated therein and/or affixed thereto, the "Equipment") on the terms and subject to the conditions hereinafter set forth. All prior leases relating to the Equipment between Lessee and other Lessors are hereby terminated.

      2. TERM. The initial term of this Lease shall commence on the date hereof and terminate on the first annual (1st) anniversary of the date hereof, unless terminated sooner as hereinafter set forth. Thereafter, the term of this Lease shall be automatically renewed for successive one (1) year periods, unless either party gives written notice of its intention not to renew to the other party, not less than thirty (30) days prior to the expiration of any such one
(1) year term.

      3. RENT. The rent for the Equipment shall be One Hundred Two Thousand and No/100 Dollars ($102,000.00) per month and One Million Two Hundred Twenty-Four Thousand ($1,224,000.00) per year payable monthly in advance. The first payment of rent shall be due on the first day of the month after the effective date of this Lease and shall be a pro rata portion of the monthly rent. Thereafter, rent shall be paid on the first (1st) day of each successive month during any term hereof, or any extension or renewal thereof. Lessee shall pay Lessor said rent at the office of Lessor set forth in the preamble of this Lease, or at such other place as Lessor may from time to time designate in writing.

      4. CONDITION OF EQUIPMENT, DELIVERY, INSTALLATION, AND TECHNICAL
ASSISTANCE.

      (a) Condition of Equipment. The Lessee acknowledges that the Equipment being leased hereunder is being leased "as is, where is," and Lessee agrees to accept and lease such Equipment at its own risk. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER CONCERNING THE EQUIPMENT.

      (b) Delivery of Equipment. To the extent the Equipment is not otherwise located at the Lessee's premises at 455 Dighton Avenue, Somerset, Massachusetts (the "Premises"), Lessor shall, at Lessee's expense, pack the Equipment and deliver the Equipment to Lessee at the Lessee's premises. Lessee shall, at its expense, be responsible for unpacking, installing, and connecting the Equipment at the Lessee's premises.

      (c) Losses. Lessor shall not be liable for any losses or damages of any kind (whether incidental, consequential or otherwise) suffered by Lessee or by any other person or entity, including, without limitation, damages resulting from business interruption and injury to persons or property, resulting from non-delivery or late delivery, installation, failure or faulty operation, condition, suitability or use of the Equipment.

      5. MAINTENANCE OF THE EQUIPMENT. During the term of this Lease and any extension or renewal thereof, Lessee shall, at its expense, maintain the Equipment in good condition and repair and in safe working order, ordinary wear and tear resulting from proper use thereof excepted. Lessee shall be responsible for all costs associated with the repair and maintenance of the Equipment. There shall be no abatement of rent during any time the Equipment is under repair or is not operating. Not in limitation of the foregoing, Lessee shall be solely responsible for the following: (i) the addition of safety devices and guards to, or the repair or replacement of missing, outdated or deficient safety devices and guards on, the Equipment, or otherwise ensuring the compliance and condition of the Equipment or the Premises, as may be necessary to meet any and all applicable governmental safety standards, in effect on the date hereof and at all times hereafter, including without limitation, all safety standards under OSHA regulations; (ii) the compliance with all governmental regulations with respect to the affixation of prominently displaced legible warning labels on the Equipment; and (iii) ensuring that all persons using or affected by the Equipment are properly trained and supervised and are provided with adequate safety equipment.

      6. USE OF EQUIPMENT, LOCATION AND ACCESS.

      (a) Use and Location. The Equipment shall be used exclusively for the manufacture of products sold by Lessee. Lessee shall maintain and operate the Equipment exclusively at the Premises and shall not remove the Equipment therefrom without the prior written consent of Lessor.

      (b) Access. Lessee shall provide Lessor access, during normal business hours, to the Equipment, to any meters attached to or provided with the Equipment, and to all maintenance and other records concerning the Equipment, including, without limitation, all records concerning the compliance with governmental safety standards.

      7. EXPENSES, TAXES, INSURANCE, AND RISK OF LOSS.

      (a) Expenses and Taxes. Except as otherwise herein specifically provided, Lessee shall pay all costs and expenses of every character related to the purchase, sale, ownership, delivery, leasing, possession, use, operation or sale of the Equipment, including, without limitation, all license and registration fees, repairs, maintenance, taxes, assessments, governmental and other charges imposed upon the Equipment. Such amounts shall be paid as additional rent hereunder.

      (b) Insurance. Lessee, at its sole cost and expense, will procure and maintain: (i) insurance against any risk of loss or theft of or damage from any and every cause to the Equipment, for the full replacement value thereof; (ii) public liability and property damage insurance; and (iii) personal injury and products liability insurance, in forms and amounts reasonably satisfactory to Lessor. Such policy or policies shall not be subject to cancellation or modification with less than thirty (30) days notice to Lessor. Lessee shall provide Lessor with a certificate of insurance, naming Lessor as an additional insured as its interest may appear, within ten
(10) days of the commencement of this Lease and any and all certificates of renewal not less than thirty (30) days prior to the renewal of any such policy or policies. Lessee shall be responsible for procuring such other or additional insurance as it may deem desirable or appropriate to protect its interests or obligations hereunder.

      (c) Risk of Loss. Until the Equipment is returned to Lessor upon the termination of this Lease, Lessee hereby assumes and shall bear the entire risk of loss, damage to, theft of, or destruction of the Equipment for any cause whatsoever ("Loss or Damage") whether or not such Loss or Damage is covered by insurance. Such risk of loss shall pass to Lessee upon Lessor's commencement of delivery of the Equipment to Lessee or upon the effective date hereof, if no such delivery is required. No such Loss or Damage shall relieve Lessee of any of its obligations under this Lease. Lessee shall immediately notify Lessor of any accident or event of loss involving the Equipment.

      8.  INDEMNIFICATION AND WAIVER.

      (a) Indemnity. Lessee for itself and for its successors, assigns, stockholders, officers, directors, employees, and representatives, hereby indemnifies and agrees to defend and hold Lessor and its successors, assigns, members, stockholders, officers, directors, employees, and representatives, harmless from and against any and all claims (including, without limitation, claims of personal injury or property damage), actions, liabilities, losses and costs (including, without limitation, reasonable attorneys' fees and expenses), arising out of, resulting from or in any way attributable to the use or operation of the Equipment, while in Lessee's possession, or any devices, materials or things to which the products manufactured with the Equipment are made a part, notwithstanding the subsequent transfer of such products, devices, materials or things to any third party, regardless of whether Lessor or others may be wholly, concurrently, partially, jointly or solely negligent or otherwise at fault. This subparagraph shall survive the termination of this Lease.

      (b) Waiver. Lessee, for itself and its insurance carriers, forever waives any workers compensation lien, if any, and subrogation rights against Lessor, its successors, assigns, stockholders, officers, directors, employees, or representatives, for any personal injuries arising out of, resulting from or in any way attributable to the use or operation of the Equipment, occurring on or after the date the Equipment is or was first delivered to or put in service by Lessee. Further, Lessee, for itself and its insurance carriers, covenants and agrees not to threaten or bring action or suit against Lessor, its successors, assigns, members, stockholders, officers, directors, employees, or representatives, for any losses, liabilities, damages, costs or expenses, including, without limitation, reasonable attorneys' fees and expenses that Lessee may incur on or after the date hereof arising out of, resulting from or in any way attributable to the use or operation of the Equipment. This subparagraph shall survive the termination of this Lease.

      9. SURRENDER AND RETURN OF EQUIPMENT; STORAGE. Upon the expiration or the earlier termination of this Lease as provided herein, Lessee shall make available the Equipment, in good condition and repair and in working order, by disconnecting the Equipment and providing Lessor or Lessor's authorized representatives, access to Lessee's facilities at such time or times as requested by Lessor to enable Lessor to package and remove the Equipment from Lessee's facility. Upon Lessor's request, subsequent to the termination or expiration hereof, Lessee shall store the Equipment upon its Premises for so long as may be requested by Lessor, at no charge to Lessor.

      10. DEFAULT. It shall be an event of default hereunder if: (i) Lessee fails to pay any rent or other charges due hereunder when due and such failure shall continue for five (5) days; (ii) Lessee fails to perform any other covenant herein and such failure shall continue for ten (10) days after written notice thereof by Lessor to Lessee; (iii) Lessee shall cease to do business as a going concern; (iv) a petition is filed by or against Lessee under the United States Bankruptcy Code or any amendment thereto (including a petition for reorganization or an arrangement), which if involuntary is not discharged within ninety (90) days; (v) Lessee makes a general assignment for the benefit of its creditors; (vi) Lessee sells, transfers or disposes of all or substantially all of its assets or property; (vii) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment; or (viii) upon any Event of Default under that certain Securities Purchase Agreement dated as of the date hereof between Lessor and Lessee or any Related Document (as defined therein). In the event of the occurrence of a default: (1) all sums to become due hereunder for the then-remaining term of this Lease shall, at Lessor's option, become due and payable forthwith; or (2) the Equipment shall upon Lessor's demand be surrendered in accordance with Paragraph 9 or Lessor and/or its agents may, without notice or liability or legal process, enter into any premises under the control of Lessee, or any agent of Lessee, where the Equipment may be or where Lessor believes the Equipment to be, and repossesses all or any part of the Equipment, discontinue and separate all thereof from any other property and using all force necessary or permitted by applicable law to do so. Lessee hereby expressly waives all further rights to possession of the Equipment and all claims for injuries suffered through or caused by such repossession. Should any legal proceedings be instituted by Lessor to recover any moneys due or to become due hereunder and/or for possession of any or all of the Equipment, Lessee shall pay all expenses incurred by Lessor in exercising or attempting to exercise its rights, powers and remedies herein conferred or now or hereafter existing, at law or in equity, or in collecting or attempting to collect moneys due or to become due under the Lease, including, without limitation, reasonable attorneys' fees and expenses.

      To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a lessee by Sections 2A-401 and 2A-402, and Sections 2A-508 through 2A-522 of the Illinois Uniform Commercial Code, including, but not limited to, Lessee's rights to: (a) cancel, terminate, repudiate or rescind this Lease; (b) suspend performance of any of its obligations; (c) reject the Equipment or revoke acceptance of the Equipment after Lessee shall have executed and delivered to Lessor the Delivery and Acceptance Certificate for the Equipment; (d) recover damages or rent or the Equipment from Lessor for any breach of warranty or for any other reason, or deduct any damages from any rent or other sums due Lessor; (e) claim a security interest in the Equipment in Lessee's possession or control for any reason; (f) sell or otherwise dispose of the Equipment, or claim any expenses in connection therewith; (g) deduct from rental payments or any other sums due hereunder all or any part of any claimed damages resulting from Lessor's default under this Lease; (h) accept partial delivery of the Equipment; (i) "cover" by making any purchase or lease of other equipment in substitution for the equipment due from Lessor hereunder; (j) recover from the Lessor or any Assignee any general, special, incidental or consequential damages, for any reason whatsoever; and (k) specific performance, replevin or the like for any of the Equipment.

      To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages, as set forth in this Section or which may otherwise limit or modify any of Lessor's rights or remedies under this Section.

      11. OWNERSHIP, PERSONAL PROPERTY, AND FURTHER ASSURANCES. The Equipment is, and shall at all times during the term hereof remain, the sole and exclusive property of Lessor. Lessee shall have no right, title or interest to the Equipment except as expressly set forth in this Lease. Lessee shall not part with possession or control of the Equipment or sell, pledge, mortgage, otherwise encumber, or allow any financing statements to be filed against the Equipment or any part thereof or any interest under this Lease. The Equipment shall remain personal property regardless of whether it becomes affixed or attached to real property. Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary or advisable for the confirmation or recordation of this Lease and Lessor's rights in the Equipment. Where so provided by law, Lessor may execute and file an appropriate Financing Statement on Lessee's behalf. After payment in full of all amounts due hereunder or upon the termination of this Lease and the return of the Equipment to Lessor, Lessor agrees to execute a release of any Financing Statement filed against the Equipment and Lessee. If Lessor has put a label or any other identifying mark on the Equipment, Lessee shall not remove the same, without the prior written consent of Lessor.

      12. ASSIGNMENT. Lessee shall not assign or pledge this Lease or any interest therein, or sublet or lend the Equipment, without the prior written consent of Lessor. Lessor may assign this Lease without notice and the assignee shall succeed to the rights of Lessor. Lessee is precluded from asserting against any such assignee of Lessor any defense, set-off, counterclaim or action which Lessee may have against Lessor. Upon notification of such assignment, all payments required hereunder shall be made in accordance with Lessor's directions.

      13. GENERAL PROVISIONS.

      (a) Entire Agreement; Severability. This Lease constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all discussions, negotiations and agreements among the parties, whether written or oral, prior to or contemporaneous with the date hereof. If any provision of this Lease is found invalid, unenforceable or in violation of any law by a court of competent jurisdiction, such provision shall be modified only to the extent necessary to enable such provision to be valid and enforceable, without affecting the remaining portions of this Lease, which shall remain in full force and effect. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validly executed by the parties hereto.

      (b) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois. The parties hereto consent and submit to the jurisdiction of any local, state or federal court located in Cook County, Illinois for purposes of resolving any disputes arising hereunder and said courts shall have the exclusive jurisdiction to adjudicate the rights and obligations of the parties arising out of or relating in any manner to this Lease. In the event that it becomes necessary to bring legal action to enforce any of the provisions of this Lease, the prevailing party shall, in addition to any other rights at law or in equity, be entitled to recover its expenses of such action, including, without limitation, attorneys' fees and expenses, from the nonprevailing party.

      (c) Waiver. Except to the extent specifically set forth herein, no waiver, forbearance or failure by any party of its right to enforce any provision of this Lease shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Lease or such party's right to enforce such provision in the future.

      (d) Notices. Any notice or other communication required or permitted under this Lease shall be valid and effective only if given by written instrument that is personally delivered or sent by telegraph, telecopier, or registered or certified mail, postage prepaid, addressed in accordance with the addresses set forth in the preamble of this Lease. Any party may change the address at which it is to be given notice by giving notice to the other party as provided in this subparagraph 13(d).

      (e) Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      (f) Headings. The paragraph headings in this Lease are for reference purposes only and are not intended to limit or restrict, expand or otherwise affect the meaning or interpretation of the provisions of this Lease.

      (g) Counterparts. This Lease may be executed in one or more counterparts which, when taken together, shall constitute one and the same Agreement. Any party may execute and deliver this Lease by executing and delivering any such counterpart.

      IN WITNESS WHEREOF, the parties have duly executed this Equipment Lease as of the date first above written.

                                    BPI Packaging Technologies, Inc.


                                    By:    ____________________________________
                                    Title: Chairman and Chief Executive Officer

                                    DGJ, L.L.C.


                                    By:    ____________________________________
                                    Title: President

                                   SCHEDULE A

                                LEASED EQUIPMENT


___________________________

___________________________

___________________________

                                    EXHIBIT E

                               SECURITY AGREEMENT

       THIS SECURITY AGREEMENT, dated as of January 27, 1999 between BPI PACKAGING TECHNOLOGIES, INC., a Delaware corporation having its chief executive office and principal place of business at 455 Somerset Avenue, North Dighton, Massachusetts 02764 (the "Company"), and DGJ, L.L.C., a Delaware limited liability company with its principal place of business at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035 (collectively, the "Secured Party").

1.     GRANT OF SECURITY INTEREST, ETC.

       The Company hereby grants to the Secured Party a continuing security interest in and lien on the properties, assets, and rights of the Company set forth on Exhibit A attached hereto and incorporated herein by this reference, wherever located and whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all such properties, assets, rights, proceeds and products hereinafter sometimes called, collectively, the "Collateral").

2.     OBLIGATIONS SECURED.

       The Collateral hereunder constitutes and will constitute continuing security for all the obligations of the Company to the Secured Party and its successors and assigns, now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, all obligations to make payments now existing or hereafter arising under the Securities Purchase Agreement, dated as of January 27, 1999, between the Company and the Secured Party (the "Securities Purchase Agreement"), the notes executed and delivered by the Company to the Secured Party in the principal amount of $3,200,000 in connection therewith (the "Note"), in each case as such instrument is originally executed on the date hereof or as modified, amended, supplemented or extended, and all obligations of the Company to the Secured Party, arising out of any extension, refinancing or refunding of any of the foregoing obligations (all of the foregoing hereinafter collectively referred to as the "Obligations").

3.     PRO-RATA SECURITY, APPLICATION OF PROCEEDS OF COLLATERAL.

       All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable. Upon any realization upon the Collateral by the Secured Party, whether by receipt of insurance proceeds pursuant to Section 7 or otherwise, the Company and the Secured Party agree that the proceeds thereof shall be applied (a) first, to the payment of expenses incurred with respect to maintenance and protection of the Collateral pursuant to Section 4 and of expenses incurred pursuant to Section 11 with respect to the sale of or realization upon, any of the Collateral or the perfection, enforcement or protection of the rights of the Secured Party (including reasonable attorneys' fees and expenses of every kind, including, without limitation, reasonable allocated costs of staff counsel) and (b) second, to all amounts of interest, expenses, and fees outstanding which constitute the Obligations. Proceeds applied to the payment of the Obligations shall be applied first to interest, expenses, and fees due with respect to the Obligations and then to the principal amounts of the Obligations. The Company and the Secured Party agree that all amounts received with respect to any of the Obligations, whether by realization on the

Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 3.

4.     REPRESENTATIONS AND COVENANTS OF THE COMPANY.

       (a) Real Property. The Company represents to the Secured Party that the real property listed on Schedule 4(a) hereto constitutes all of the real property that the Company owns or leases. The Company agrees to notify the Secured Party of any other real property that the Company may hereafter acquire or lease. The Company agrees that it will execute and deliver to the Secured Party mortgages and other instruments and file the same in the appropriate recording offices at such times as any mortgageable right, title, or interest is acquired in the future by the Company in any other real property. All such mortgages and other instruments shall secure all of the Obligations pro rata and shall be on terms and conditions satisfactory to the Secured Party as evidenced by its written consent thereto.

       (b) Certificates of Title; Location of Collateral. The Company represents and warrants to the Secured Party that Collateral for which certificates of title are required will be titled in the jurisdictions listed in Schedule 4(b) attached hereto. Collateral for which no certificate of title is required but for which registration under motor vehicle laws is required will be registered in the jurisdictions listed in Schedule 4(b). Collateral for which no registration or certificate of title is required will be located at the offices of the Company listed on Schedule 4(b). The Company will not permit any Collateral to be removed from the locations specified on Schedule 4(b) (except for temporary periods in the normal and customary use thereof) without the prior written consent of the Secured Party.

       (c) Location of Chief Executive Office. The Company represents to the Secured Party that the location of the Company's chief executive office and the location where the books and records of the Company are kept is 455 Somerset Avenue, North Dighton, Massachusetts 02764. The Company agrees that it will not change the location of its chief executive office or the location where its books and records are kept and will advise the Secured Party as to any change in the location (except for temporary changes in the normal and customary use thereof) of any property comprising a part of the Collateral.

       (d) Ownership of Collateral.

          (i) The Company represents that it is the owner of the Collateral free from any adverse lien, security interest or encumbrance, except as permitted by the Securities Purchase Agreement.

          (ii) Except for the security interests herein granted and except as permitted in the Securities Purchase Agreement as originally executed, the Company shall be the owner of the collateral free of any lien, security interest, or encumbrance and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Party. Except as otherwise permitted in the Securities Purchase Agreement, the Company shall not pledge, mortgage, or create or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party.

       (e) Sales or Disposition of Collateral. Except as permitted by the Securities Purchase Agreement as originally executed, and except for sales from inventories of finished goods in the ordinary course of the Company's business, the Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein.

       (f) Insurance. The Company shall have and maintain at all times with respect to the Collateral such insurance as is required by the Securities Purchase Agreement, such insurance to be payable to the Secured Party and to the Company as their interests may appear. All policies of insurance shall provide for ten (10) days' written minimum cancellation notice to the Secured Party. In the event of failure to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance, and the Company hereby promises to pay to the Secured Party on demand the amount of any disbursements made by the Secured Party for such purpose. The Company shall furnish to the Secured Party certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions. The Secured Party may act as attorney for the Company in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts. Any amounts collected or received under any such policies shall be applied by the Secured Party to the Obligations in accordance with the provisions of Section 3, or at the option of the Secured Party, the same may be released to the Company, but such application or release shall not cure or waive any default hereunder and no amount so released shall be deemed a payment on any Obligation secured hereby.

       (g) Maintenance of Collateral. The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Secured Party may inspect the Collateral at any reasonable time, wherever located. Except as otherwise provided in Section 7.4 of the Securities Purchase Agreement, the Company will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement. In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on the Collateral which remain unpaid in violation of the Securities Purchase Agreement as originally executed, make repairs thereof and pay any necessary filing fees. The Company agrees to reimburse the Secured Party on demand for any and all expenditures so made, and until paid the amount thereof shall be a debt secured by the Collateral. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

       (h) Further Assurance By the Company. The Company agrees to execute and deliver to the Secured Party from time to time at its request all documents and instruments, including financial statements, and to take all action as the Secured Party may reasonably deem necessary or proper to perfect or otherwise protect the security interest and lien created hereby.

5.     CONCERNING FINANCING STATEMENTS.

       The Company shall do, make, execute, and deliver all such additional and further acts, things, deeds, assurances and instruments the Secured Party may reasonably require more completely to vest in and assure to the Secured Party its rights under or in any of the Collateral, including without limitation execution and delivery of financing statements which the Secured Party deems appropriate to perfect and continue the security interests hereby granted; and the Company irrevocably authorizes the Secured Party or its designee, at the Company's expense, to file such financing statements with respect hereto, with or without the Company's signature, as the Secured Party may deem appropriate, and appoint the Secured Party as the Company's attorney-in-fact to execute such financing statements. The Company expressly agrees to deliver to the Secured Party any and all certificates of title, together with fully completed applications for title, issued under any motor vehicle registration or like law with respect to any Collateral.

6.     SECURITIES AS COLLATERAL.

       The Secured Party may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not the Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise it deems desirable with respect to the Collateral. Regardless of the adequacy of the Collateral or any other security for the Obligations, any deposits or other sums credited by or due from the Secured Party to the Company may at any time be applied to or set off against any of the Obligations. The Secured Party and all present and future holders of and participants in the Obligations hereby agree that the amount of any such setoff shall be applied as provided in Section 3 hereof.

7.     REMEDIES.

       Upon the occurrence of any Default or Event of Default as defined in the Securities Purchase Agreement (whether or not any acceleration of the maturity of the amount due in respect of any of the Obligations shall have occurred), to the fullest extent permitted by applicable law:

       (a) The Secured Party shall have, in addition to all other rights and remedies given it by any instrument or other agreement evidencing, or executed and delivered in connection with, any of the Obligations and otherwise allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral may be located, and without limiting the generality of the foregoing, the Secured Party may, without (to the fullest extent permitted by law) demand of performance or advertisement or notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever, (except that the Secured Party shall give to the Company at least five (5) days' notice of the time and place of any proposed sale or other disposition), all of which are hereby expressly waived to the fullest extent permitted by law, sell at public or private sale or otherwise realize upon, at the location designated by the Secured Party, the whole or from time to time any part of the Collateral in or upon which the Secured Party shall have a security interest or lien hereunder, or any interest which the Company may have therein, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services) as provided in Section 11, shall apply the residue of such proceeds toward the payment of the Obligations in accordance with Section 3 of this Agreement, the Company remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given to the Company, the Company hereby agrees that a notice given as provided herein shall be reasonable notice of such sale or other disposition. The Company also agrees to assemble the Collateral at such place or places as the Secured Party reasonably designates by written notice. At such sale or other disposition the Secured Party may itself, and any other person or entity owed any Obligation may itself, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Company, which right is hereby waived and released to the fullest extent permitted by law.

       (b) Furthermore, without limiting the generality of any of the rights and remedies conferred upon the Secured Party under Section 7(a) hereof, the Secured Party to the fullest extent permitted by law, may enter upon the premises of the Company, exclude the Company therefrom and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court therefor, using all necessary force to do so, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may maintain, repair, renovate, alter, or remove the Collateral as the Secured Party may determine in its discretion, and any such moneys so collected or received by the Secured Party shall be applied to, or may be accumulated for application upon, the Obligations in accordance with this Agreement.

The Secured Party agrees that it will give notice to the Company of any enforcement action taken by it pursuant to this Section 7 promptly after commencing such action.

8.     MARSHALLING.

       The Secured Party shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may the Company hereby irrevocably waives the benefits of all such laws.

9.     COMPANY'S OBLIGATIONS NOT AFFECTED.

       To the extent permitted by law, the obligations of the Company under this Security Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company, to the extent permitted by law; (b) any exercise or nonexercise, or any waiver, by the Secured Party of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of this Agreement or any instrument evidencing any of the Obligations or pursuant to which any of them were issued; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not the Company shall have notice or knowledge of any of the foregoing.

10.    NO WAIVER.

       No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Secured Party or the future holders of any of the Obligations or allowed to any of them by law or other agreement, including without limitation the Securities Purchase Agreement, the Note, or any other document evidencing security therefor, shall be cumulative and not exclusive of any other and, subject to the provisions of this Agreement, may be exercised by the Secured Party or the future holders of any of the Obligations from time to time.

11.    EXPENSES.

       The Company agrees to pay, on demand, all reasonable costs and expenses (including reasonable attorneys' fees and expenses for legal services of every kind, including, without limitation, reasonable allocated costs of staff counsel) of the Secured Party incidental to the sale of, or realization upon, any of the Collateral or in any way relating to the perfection, enforcement or protection of the rights of the Secured Party hereunder. The Secured Party may at any time apply to the payment of all such costs and expenses all moneys of the Company or other proceeds arising from its possession or disposition of all or any portion of the Collateral.

12.    CONSENTS, AMENDMENTS, WAIVERS.

       Any term of this Agreement may be amended and the performance or observance by the Company of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the Company and the Secured Party.

13.    GOVERNING LAW.

       Except as otherwise required by the laws of any jurisdiction in which any Collateral is located, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

14.    PARTIES IN INTEREST.

       All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including without limitation any future holder of the Note and any institutional lender who becomes a participant in or holder of any of the Obligations, by amendment to the Securities Purchase Agreement or otherwise, provided that the Company may not assign or transfer its rights hereunder without the prior written consent of the Secured Party and the Secured Party may not assign or transfer its rights hereunder unless the assignee confirms in writing its agreement to be bound by the provisions of this Agreement.

15.    TERMINATION.

       Upon payment in full of the principal balance of the Note and all accrued unpaid interest thereon in accordance with its terms, this Agreement shall terminate and the Company shall be entitled to the return, at the Company's expense, of such Collateral in the possession or control of the Secured Party as has not theretofore been disposed of pursuant to the provisions hereof.

16.    NOTICES.

       Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and mailed by first-class mail, postage prepaid, or sent by telegraph or telex and confirmed by letter, addressed as follows:

Notices in writing to the Purchaser, other than notices of routine requests and like administrative matters, shall be directed as follows:

       (a) if to the Company at:

           BPI Packaging Technologies, Inc.
           455 Somerset Avenue
           North Dighton, Massachusetts 02764
           Attention:  President
           Telephone Number: 508/824-8636
           Facsimile Number: 508/822-6872

or at such other addresses for notice as the Company shall last have furnished in writing to the Secured Party;

       (b) if to the Secured Party at:

           DGJ, L.L.C.
           600 Central Avenue
           Suite 262
           Highland Park, Illinois 60035
           Attention: Gary Edidin
           Telephone Number: (847) 926-0220
           Facsimile Number: (847) 926-0297

or at such address for notice as the Secured Party shall last have furnished in writing to the person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at time of the receipt thereof by such officer,
(ii) if sent by registered or certified first-class mail, postage pre-paid, three business days after the posting thereof, and (iii) if sent by telex or cable, at the time of dispatch thereof, if in normal business hours in the state where received or otherwise at the opening of business on the following business day.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

                              BPI PACKAGING TECHNOLOGIES, INC.


                              By: ____________________________________
                                  Title: Chairman and Chief Executive Officer

                              DGJ, L.L.C.


                              By: ____________________________________
                                  Title: President

                       Schedule 4(a) to Security Agreement

                                  Real Property

                                      NONE

                       Schedule 4(b) to Security Agreement

                             Location of Collateral

                              455 Somersett Avenue
                                Dighton, MA 02764

                         Exhibit A to Security Agreement

                            Description of Collateral

All assets of any kind or type, now existing or hereafter arising, whether now owned or whereafter acquired, and wherever located, including but not limited to, all inventory, accounts, claims for money, instruments, documents, chattel paper, goods, equipment and general intangibles, fixtures, investment property and any and all additions, accessions, replacements and substitutions to or for any of the above and all proceeds and products of the above, and including the following:

      (a) all inventory of the Company;

      (b) all accounts of the Company;

      (c) all claims for moneys and contract rights of the Company that are due or are to become due;

      (d) all instruments, negotiable or other documents (including, without limitation, documents of title), policies and certificates of insurance, money, chattel paper, deposits, warehouse receipts and things in action of the Company;

      (e) all goods, equipment and machinery of the Company (including, without limitation, motor vehicles and aircraft), together with any and all attachments, parts, repairs and accessories now or hereafter affixed thereto or used in connection therewith, and any warranty claims or settlements or resolutions for defective items;

      (f) all general intangibles of the Company, including, without limitation, licenses, trademarks, corporate and trade names, copyrights, goodwill, patents and patent applications; and

      (g) any and all additions, accessions, replacements and substitutions to or for any of the foregoing and any and all proceeds and products of any of the foregoing.

                                    EXHIBIT F

                    PATENT AND TRADEMARK SECURITY AGREEMENT

       THIS SECURITY AGREEMENT, dated as of January 27, 1999 between BPI PACKAGING TECHNOLOGIES, INC., a Delaware corporation having its chief executive office and principal place of business at 455 Somerset Avenue, North Dighton, Massachusetts 02764 (the "Grantor"), and DGJ, L.L.C., a Delaware limited liability company, with its principal place of business at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035 (collectively, the "Secured Party"). Capitalized terms not otherwise defined herein have the meanings set forth in that certain Securities Purchase Agreement, dated as of January 27, 1999 between Grantor and Secured Party (as amended, modified, supplemented or restated from time to time, the "Securities Purchase Agreement").

                                R E C I T A L S:

       WHEREAS, pursuant to the Securities Purchase Agreement, Grantor is granting a security interest to the Secured Party in certain collateral, including, without limitation, the patents identified on Schedule A hereto (the "Subject Patents") and trademarks identified on Schedule A hereto (the "Subject Trademarks").

       NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Grantor and the Secured Party hereby agree as follows:

       1. Grant of Security Interest. As security for the prompt and complete payment and performance in full of the Obligations, as such term is defined in the Security Agreement, by and among the Grantor and the Secured Party, dated of even date herewith, Grantor hereby assigns, pledges, and transfers to the Secured Party, and grants to the Secured Party, for the benefit of the Secured Party, a security interest in and continuing lien upon all of Grantor's right, title, and interest in the Subject Patents and the Subject Trademarks, together with the following ("Proceeds"): all royalties, income, payments, claims, damages, and proceeds of suit, including any claim of Grantor against third parties for any (i) past, present or future infringement or dilution of any Subject Patent or any Subject Trademark or (ii) injury to the goodwill associated with any Subject Trademark or Subject Trademark registration) whether now owned or existing or hereafter acquired or arising, and wherever located.

       2. Representations and Warranties. Grantor hereby represents and warrants to the Secured Party:

       (a) Schedule A hereto contains a true, accurate and complete list of all of Grantor's patent registrations issued by, and patent applications filed with, the United States Patent and Trademark Office which are, in each case, material to Grantor's business.

       (b) Schedule B hereto contains a true, accurate and complete list of all of Grantor's trademark and service mark registrations issued by, and trademark and service mark applications filed with, the United States Patent and Trademark Office which are, in each case, material to Grantor's business.

       3. Covenants. Grantor covenants and agrees as follows:

       (a) It will notify the Secured Party no later than ninety (90) days after it (i) acquires any United States patent or files any application therefor which is not included on Schedule A hereto or (ii) acquires any United States registered trademark or service mark or files any application therefor which is not included on Schedule A hereto. If the Secured Party so requests, Grantor will deliver to the Secured Party an Amendment to Schedule A describing such letter patent, trademark, service mark or application and file this Agreement, together with such Amendment to such Schedule, with the United States Patent and Trademark Office.

       (b) Upon the written request of Secured Party, and at the sole expense of the Grantor, Grantor shall promptly and duly execute and deliver any and all additional documents, including, without limitation, UCC-1 financing statements, and take such further action as Secured Party may reasonably deem desirable to obtain the full benefit of this Agreement.

       4. Incorporation of Securities Purchase Agreement.

       Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the lien on and security interest in the Subject Patents and the Subject Trademarks made and granted hereby are more fully set forth in the Securities Purchase Agreement, the terms and provisions of which are incorporated herein by this reference as if fully set forth herein.

       5. Miscellaneous.

       (a) This Agreement may not be changed, waived, or terminated except in accordance with the amendment provisions of the Securities Purchase Agreement.

       (b) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officer as of the date first written above.


                              BPI PACKAGING TECHNOLOGIES, INC.


                              By: ____________________________________
                                  Title: Chairman and Chief Executive Officer

                              DGJ, L.L.C.


                              By: ____________________________________
                                  Title: President

STATE OF ILLINOIS     )
                      ) ss.
COUNTY OF COOK        )


       On the 27th day of January, 1999, before me personally came C. Jill Beresford, personally known to me to be the person described in and who executed the foregoing instrument as Chairman and Chief Financial Officer of BPI PACKAGING TECHNOLOGIES, INC., the corporation described in and which executed the foregoing instrument; that the said instrument was signed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.


                                  ____________________________
                                  Therese M. Liture
                                  Notary Public


          Seal

                     PATENT AND TRADEMARK SECURITY AGREEMENT

                                   SCHEDULE A

                   GRANTOR: BPI PACKAGING TECHNOLOGIES, INC..

I. U.S. PATENTS

                                                                           Date
Title          Inventor     Patent                                        Issued
-----          --------     ------                                        ------





II. U.S. PATENT APPLICATIONS

                                                                            Date
Title          Inventor     Patent                                         Filed
-----          --------     ------                                         -----

                     PATENT AND TRADEMARK SECURITY AGREEMENT

                                   SCHEDULE B

                   GRANTOR: BPI PACKAGING TECHNOLOGIES, INC..

I. U.S. REGISTERED TRADEMARKS AND SERVICE MARKS

                                                       Date
       Mark                Class(es)      Reg #        Issued
       ----                ---------      -----        ------






II. U.S. TRADEMARK AND SERVICE MARK APPLICATIONS

                                                       Date
       Mark                Class(es)      Filing #     Filed
       ----                ---------      --------     -----

                                    EXHIBIT G

                        Description of Leased Real Estate

      The Company has entered into lease agreement with Maxaldan Realty L.P., dated October 1, 1995, whereby the Company leases Building No. 3. and 82,780 square feet of manufacturing space plus second story office space and loading docks in Building No. 1 at 455-473 Somerset Avenue, North Dighton, MA. The lease commenced on January 1, 1996 and ends on December 31, 2007. For the period from January 1, 1996 through July 31, 1997, the Company shall pay rent in the amount of $532,167.20 payable at the rate of $28,008.80 per month. The Company shall also pay rent in the amount of $378,265 for the initial twelve year term payable at the rate of $2,626,84 per month, subject to adjustment as provided in the lease. Effective August 1, 1997, the rent shall be adjusted at each anniversary of the lease commencement date in accordance with the terms of the lease.

                                    EXHIBIT H


                        BPI PACKAGING TECHNOLOGIES, INC.

         AMENDED CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK
         SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS OF SUCH
                            SERIES OF PREFERRED STOCK

      Pursuant to Section 151 of the General Corporation Law of the State of Delaware, BPI Packaging Technologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph 4 of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation law of the State of Delaware, the Board of Directors of the Corporation on January 27, 1999, adopted the following resolution increasing the number of shares of Preferred Stock designated as Series C Preferred Stock and amend the rights of such series:

      RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, the number of shares of Preferred Stock designated as Series C Preferred Stock are increased and the voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the shares of Preferred Stock designated as Series C Preferred Stock are amended as follows:

1. Designation. That the number of shares of the Corporation's Preferred Stock that has been designated as Series C Preferred Stock be increased from thirty-six thousand six hundred and seventy-four (36,674) to one million, six hundred twenty-nine thousand, nine hundred thirty (1,629,930). As used herein, the term "Preferred Stock" used without reference to the Series C Preferred Stock means the Series A Preferred Stock and the Series B Convertible Preferred Stock previously authorized by the Corporation's Board of Directors as evidenced in a Certificate of Designation recorded with the Delaware Secretary of State on May 24, 1991 and a Certificate of Designation recorded with the Delaware Secretary of State on October 3, 1990, as amended by a Certificate of Amendment of Certificate of Designation recorded on June 24, 1991, respectively (hereinafter referred to as the "Series A Preferred Stock" and the "Series B Convertible Preferred Stock"), the Series C Preferred Stock, and such series of preferred stock issued, authorized and designated by a vote or votes of the Board of Directors from time to time in the future, share for share alike and without distinction as to class, except as otherwise expressly provided for or as the context otherwise requires.

2. Liquidation, Dissolution or Winding Up.

      (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock, and subject to the liquidation right and preferences of any class or series of preferred stock designated to be senior to or on a parity with the Series C Preferred Stock, including the Series A Preferred Stock and the Series B Convertible Preferred Stock, holders of each share of Series C Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings, in an amount equal to a fraction, the numerator of which shall equal one hundred dollars ($100.00), and the denominator of which shall equal the number of designated shares of Series C Preferred Stock.

      If, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Preferred Stock shall be insufficient to permit payment in full to the holders of the Preferred Stock of the full preferential amounts as provided in Certificates of Designation of the Corporation as described in Section 1 herein and as provided for in this Section 2, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Preferred Stock entitled to receive a distribution under such provisions in accordance with the applicable preferential amount set forth in such Certificates or this Section.

      After such payment shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock and so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock (subject to the liquidation rights and preferences of any other class or series of Preferred Stock designated to be senior to, or on a parity with, the Common Stock).

      (b) Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

3. Voting Power. The Series C Preferred Stock has no current voting rights. However, upon an Event of Default of the Securities Purchase Agreement, dated January 27, 1999 between the Corporation and DGJ, L.L.C., (as defined therein), or while an Event of Default has not been cured, except as otherwise required by law, the Certificate of Incorporation of the Corporation, as amended, or any statement of resolution establishing a series, the holders of the Series C Preferred Stock will be entitled to vote with the holders of the Common Stock on each matter submitted to a vote of the Corporation's stockholders as a single class, with each share of Series C Preferred Stock having thirty (30) votes per one (1) vote of each share of Common Stock, as equitably adjusted for stock splits, stock dividends, combinations, reorganizations, reclassifications or other similar events, and shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation.

4. Restrictions and Limitations. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, each share of Series C Preferred Stock to be entitled to one vote in each instance, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of the Series C Preferred Stock or materially adversely affect the rights of the holders of the Series C Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or file a Certificate of Designation without the approval by the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, if such amendment would reduce the amount payable to the holders of Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or create a class of securities with liquidation or dividend rights senior to or on parity with the Series C Preferred Stock.

5. Optional Redemption.

      (a) Option to Redeem. If the Promissory Note, dated January 27, 1999, signed by the Corporation in favor of DGJ, L.L.C. is has been retired in its entirety, the Corporation, at its option, may elect to redeem all or a portion of the outstanding shares of Series C Preferred Stock, at a price of $100.00 plus accrued interest at a rate of six percent (6%) per annum commencing on January 27, 1999 for all designated shares (the "Redemption Price") on not less than 30 nor more than 60 days' written notice.

      In the event the Corporation elects to effect a partial redemption of the Series C Preferred Stock, the Corporation, at its option, may effect such redemption pro rata from all holders of the Series C Preferred Stock, by lot, or based on criteria the Corporation deems appropriate in its sole discretion, as designated by the Corporation's Board of Directors.

      (b) Adjustments. The Redemption Price shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock.

      (c) Redemption Notice. Written notice of the redemption (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series C Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation's transfer agent. The Redemption Notice shall contain the following information:

            (i) The number of shares of Series C Preferred Stock held by the holder which shall be redeemed by the Corporation and the total number of shares of Series C Preferred Stock held by all holders to be so redeemed;

            (ii) The Redemption Date and the applicable Redemption Price; and

            (iii) That the holder is to surrender to the Corporation, at the place of designation therein, its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

      Prior to the Redemption Date, the Corporation shall provide the funds for the payment of the Redemption Price for the shares of Series C Preferred Stock to be redeemed by depositing the amount thereof in trust for such purpose with a bank or trust company doing business in New York or Massachusetts and having a capital surplus of at least $5,000,000. Such bank or trust company hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust for at least two (2) business days prior to the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any default in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

            (iv) Surrender of Certificates. Each holder of Series C Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 5 shall be paid to the order or the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or to the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not redeemed.

            (v) Rights in Redemption; Default; Unclaimed Funds. If notice of redemption shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the data prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this Certificate until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Series C Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except for the right of the holders of such shares, upon surrender of certificates therefore, to receive amounts to be paid hereunder. The deposit of moneys in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any moneys so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of moneys so deposited by the Corporation and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

6. Notices of Record Data. In the event of

      (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

      (b) any capital reorganization, reclassification, recapitalization of capital stock, merger or consolidation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

      (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail (postage prepaid) at least ten (10) days prior to the date specified in such notice on which such action is to be taken.



                            [Signature Page Follows]

            IN WITNESS WHEREOF, BPI PACKAGING TECHNOLOGIES, INC. has caused this Certificate of Designation to be duly executed in its corporate name by a duly authorized officer on this 27th day of January, 1999.


                                    BPI PACKAGING TECHNOLOGIES, INC.


                                    By:   __________________________
                                    Its:  President


ATTEST:


By:   __________________
Its:  Secretary